                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             The Enstar Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

(ENSTAR LOGO)


                               November 13, 1998


Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of The Enstar Group, Inc. (the "Company" or "Enstar") to be held on Thursday, December 17, 1998, in the Blue Gray Room at the Montgomery Civic Center, located at 300 Bibb Street, Montgomery, Alabama 36104. The meeting will begin promptly at 9:00 a.m., local time, and we hope you will be able to attend.

     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve the transactions contemplated under the Investment Agreement, dated as of October 20, 1998, between the Company and J. Christopher Flowers ("Flowers") (the "Investment Agreement"), whereby the Company will sell to Flowers 1,158,860 shares (the "Shares") of newly issued common stock, $.01 par value, of the Company ("Common Stock") for $15,000,000 (the "Purchase Price") in exchange for a full recourse promissory note from Flowers (collectively, the "Transaction"). If the Transaction is consummated, Flowers will own approximately 23% of the outstanding Common Stock of Enstar. It also is contemplated that Flowers will become Vice Chairman of the Board of Directors, effective December 1, 1998.

     Pursuant to the Investment Agreement, Flowers will purchase the Shares at a price of $12.94375 per share. The price per share represents the average of the reported closing prices for Enstar common stock for the ten trading days immediately preceding October 20, 1998, the date the Board of Directors approved the Transaction. In the Investment Agreement, Flowers has agreed to certain restrictions on his ability to transfer the Shares and to acquire any additional shares of Enstar or participate in any capacity in certain other significant transactions involving Enstar without the approval of the Board of Directors. The Investment Agreement also contains certain agreements and covenants relating to conflicting business opportunities and competing transactions involving Flowers and related entities, as it is anticipated that Flowers will have business arrangements with other entities, funds or ventures with which he affiliates or associates.

     Flowers will deliver to Enstar a full recourse promissory note (the "Note") for the Purchase Price of the Shares. The Note will bear interest at the rate of 4.06% per annum, will have a maturity of two years and will require quarterly interest payments. Enstar and Flowers also propose to enter into a registration rights agreement pursuant to which Flowers will be granted certain rights to require Enstar to register his Shares in the future.

     The Board of Directors has received an opinion from Stephens Inc., financial advisor to the Company with respect to the Transaction, that the consideration to be received by the Company in the Transaction is fair to the disinterested shareholders of the Company from a financial point of view.

     The Board of Directors has decided to present the Transaction to the shareholders for approval, even though such approval is not required under Georgia law or the Articles of Incorporation or Bylaws of the Company. Holders of "Qualified Shares" of Common Stock as of November 6, 1998 (the "Record Date") will be entitled to vote at the Special Meeting or any adjournment thereof. "Qualified Shares" includes all outstanding shares of Common Stock as of the Record Date, except for the shares beneficially owned (or the voting of which is controlled) by Flowers or one of his family members. The presence in person or by proxy of holders of a majority of the Qualified Shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. The

(ENSTAR LETTERHEAD Address)
affirmative vote of a majority of the Qualified Shares of Common Stock is required to approve the Transaction.

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TRANSACTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS APPROVED THE TRANSACTION AND RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE TRANSACTION.

     Details of the background and reasons for the proposed Transaction are set forth in the accompanying Proxy Statement.

     It is important that your shares be voted whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy, and date, sign and return your proxy in the enclosed envelope as promptly as possible. If you date, sign and return your proxy without specifying your choices, your shares will be voted in accordance with the recommendation of the Board of Directors.

     I am looking forward to seeing you at the meeting.

                                  Sincerely,

                              /s/ Nimrod T. Frazer
                                  Nimrod T. Frazer
                                  Chairman, President and
                                  Chief Executive Officer

                             THE ENSTAR GROUP, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1998

To the Shareholders of The Enstar Group, Inc.:

     Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of The Enstar Group, Inc. (the "Company") will be held on Thursday, December 17, 1998, beginning at 9:00 a.m., local time, in the Blue Gray Room at the Montgomery Civic Center, located at 300 Bibb Street, Montgomery, Alabama 36104, for the following purposes:

          (1) To consider and vote upon a proposal to approve the transactions contemplated under the Investment Agreement, dated as of October 20, 1998, between the Company and J. Christopher Flowers ("Flowers") (the "Investment Agreement"), whereby the Company will sell to Flowers 1,158,860 shares of newly issued common stock, $.01 par value, of the Company ("Common Stock") for $15,000,000 in exchange for a full recourse promissory note from Flowers (collectively, the "Transaction").

          (2) To consider and act upon such other matters as may properly come before the Special Meeting or any adjournment thereof.

     The Board has fixed the close of business on November 6, 1998 as the record date (the "Record Date") for determination of shareholders entitled to receive notice of, and to vote at, the Special Meeting and any adjournment thereof. Holders of "Qualified Shares" of Common Stock as of the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. "Qualified Shares" includes all outstanding shares of Common Stock as of the Record Date except for the shares beneficially owned (or the voting of which is controlled) by Flowers or one of his family members. The presence in person or by proxy of holders of a majority of the Qualified Shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. The affirmative vote of a majority of the Qualified Shares of Common Stock is required to approve the Transaction. A list of shareholders as of the Record Date will be open for examination during the Special Meeting.

     Your attention is directed to the Proxy Statement submitted with this Notice.

                                          By Order of the Board of Directors

                                          /s/ Cheryl D. Davis
                                          Cheryl D. Davis
                                          Chief Financial Officer,
                                          Vice-President of
                                          Corporate Taxes and Secretary

Montgomery, Alabama

November 13, 1998


     WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS.........     1
GENERAL INFORMATION.........................................     1
THE ENSTAR SPECIAL MEETING..................................     1
  Time, Date, Place and Purpose.............................     1
  Record Date and Shares Entitled to Vote...................     1
  Vote Required.............................................     2
  Security Ownership of Management..........................     2
  Solicitation and Revocation of Proxies....................     2
THE TRANSACTION.............................................     3
  General Description of the Transaction....................     3
  Background to the Transaction.............................     4
  The Investment Agreement..................................     6
    Closing.................................................     6
    Recommendation to the Shareholders; Withdrawal of
     Recommendation; No Solicitation........................     6
    Transfer Restrictions...................................     7
    Indemnification.........................................     7
    Agreement to Nominate Flowers as a Director; Appointment
     as Vice Chairman.......................................     7
    Registration Rights Agreement...........................     8
    Standstill Obligations..................................     8
    Conflicting Business Opportunities......................     9
    Conditions to Closing...................................     9
    Termination; Termination Fee............................     9
    Fees and Expenses.......................................    10
    Agreement to Vote Shares "FOR" the Transaction..........    10
    Amendment to Rights Agreement...........................    10
  The Fairness Opinion......................................    10
    Historical Trading Price................................    12
    Book Value..............................................    12
    Past Acquisition Efforts................................    12
    Transaction Terms.......................................    12
  Reasons for Submitting Transaction to a Vote of
    Shareholders............................................    12
  Recommendation of the Board of Directors..................    13
  Reasons for the Transaction...............................    13
  The Note..................................................    13
    Interest Rate; Maturity.................................    13
    Events of Default; Remedies.............................    13
  The Registration Rights Agreement.........................    14
    Demand Rights...........................................    14
    Incidental or "Piggyback" Rights........................    14
    Expenses................................................    15
    Effectiveness...........................................    15
  Accounting Treatment......................................    15
  Effect on the Company's Net Operating Loss Carryforwards
    and Tax Credits.........................................    16
CAPITALIZATION AND BOOK VALUE PER SHARE OF COMMON STOCK.....    16
DESCRIPTION OF THE COMPANY..................................    17
  History of the Company....................................    17
  Strategy for Business Acquisitions........................    17
  Recent Development........................................    18



COMMON STOCK OWNERSHIP BY MANAGEMENT.                           18
PRINCIPAL SHAREHOLDERS......................................    19
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS............    20
  Compensation of Directors.................................    20
  Summary Compensation Table for Executive Officers.........    21
EXECUTIVE OFFICERS..........................................    21
OPTION GRANTS IN LAST FISCAL YEAR...........................    22
  Individual Grants.........................................    22
  Stock Option Exercises....................................    23
COMPENSATION COMMITTEE......................................    23
  Compensation Committee of the Board of Directors..........    23
  Report of the Compensation Committee for 1997.............    23
PERFORMANCE GRAPH...........................................    26
OTHER MATTERS...............................................    27
1999 SHAREHOLDER PROPOSALS..................................    27
INCORPORATION OF PROXY STATEMENT BY REFERENCE...............    27
ANNEXES TO PROXY STATEMENT
  Annex A -- Investment Agreement (includes the form of
             promissory note, shareholder letter and
             registration rights agreement).................   A-1
  Annex B -- Fairness Opinion of Stephens Inc. .............   B-1

                             THE ENSTAR GROUP, INC.
                              172 COMMERCE STREET
                           MONTGOMERY, ALABAMA 36104
                             ---------------------

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 17, 1998
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to the shareholders of The Enstar Group, Inc., a Georgia corporation (the "Company" or "Enstar"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at a special meeting of shareholders of the Company (the "Special Meeting"). At the Special Meeting, shareholders of Enstar will be asked to consider and vote upon a proposal to approve the transactions contemplated under the Investment Agreement, dated as of October 20, 1998, between the Company and J. Christopher Flowers ("Flowers") (the "Investment Agreement"), whereby the Company will sell to Flowers 1,158,860 shares (the "Shares") of newly issued common stock, $.01 par value, of the Company ("Common Stock") for $15,000,000 (the "Purchase Price") in exchange for a full recourse promissory note from Flowers (collectively, the "Transaction"). If the Transaction is consummated, Flowers will own approximately 23% of the outstanding Common Stock of Enstar.


     It is anticipated that this Proxy Statement will be first mailed to shareholders of the Company on or about November 13, 1998.



     THIS PROXY STATEMENT AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY THE ENSTAR GROUP, INC. OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, 15 U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY AND MEMBERS OF ITS MANAGEMENT TEAM, AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND MAY INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q, DATED NOVEMBER 13, 1998, AND ARE HEREBY INCORPORATED BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.


                           THE ENSTAR SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

     The Special Meeting will be held on Thursday, December 17, 1998, in the Blue Gray Room at the Montgomery Civic Center, located at 300 Bibb Street, Montgomery, Alabama 36104, beginning at 9:00 a.m., local time, and at any adjournment thereof. At the Special Meeting, shareholders of Enstar will be asked to consider and vote upon a proposal to approve the Transaction.

RECORD DATE AND SHARES ENTITLED TO VOTE

     The Board has fixed November 6, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting.

     Only holders of Qualified Shares (defined herein) of Common Stock as of the Record Date are entitled to vote at the Special Meeting or any adjournment thereof. Under Section 14-2-863(b) of the Georgia Business Corporation Code (the "GBCC"), "Qualified Shares" are defined as any shares of common stock entitled to vote with respect to a director's conflicting interest transaction, except shares that, to the knowledge, before the vote, of the tabulator of votes are beneficially owned (or the voting of which is controlled) by a director who has a conflicting interest respecting the transaction or by a related person of the director, or both. Because Flowers, the purchaser of the Shares, is a director of the Company, he has a conflicting interest in the Transaction under the GBCC. Accordingly, any shares beneficially owned (or the voting of which is controlled) by Flowers or a related person (the "Flowers Shares") will not be voted at the Special Meeting.

     On the Record Date, the Company had issued and outstanding 4,106,709 shares of Common Stock. Of such shares, 75,195 were Flowers Shares, and will not be voted at the Special Meeting. Therefore, the Company had issued and outstanding 4,031,514 Qualified Shares of Common Stock on the Record Date entitled to be voted at the Special Meeting.

VOTE REQUIRED

     The presence in person or by proxy of holders of a majority of the Qualified Shares of Common Stock outstanding on the Record Date will constitute a quorum for the transaction of business at the Special Meeting or any adjournment thereof. If a quorum is present, the affirmative vote of a majority of the Qualified Shares of Common Stock is required to approve the Transaction.

     At the Special Meeting, votes cast "FOR" or "AGAINST" any matter may be cast in person or by proxy. Shares of Common Stock held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee executes and returns the enclosed form of proxy even if voting instructions have not been received from the beneficial owner (a "broker non-vote"). Broker non-votes will be counted as votes "AGAINST" the proposed Transaction. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the effect of a vote "AGAINST" the proposed Transaction.

     Each Qualified Share of Common Stock is entitled to one vote at the Special Meeting. No preemptive rights under law or contract are associated with the Common Stock. Appraisal rights for dissenting shareholders are not applicable to the matter being proposed.

SECURITY OWNERSHIP OF MANAGEMENT


     As of the Record Date, the directors of the Company (excluding Flowers) owned an aggregate of 451,449 shares of Common Stock (not including 114,747 shares of Common Stock issuable upon the exercise of certain options and stock units held by such persons), or approximately 11% of the shares of Common Stock then outstanding. Each of the directors of the Company (excluding Flowers), in his capacity as shareholder of the Company, has agreed with Flowers in a letter agreement to vote or cause to be voted all shares owned by such director or controlled affiliates of such director in favor of the Transaction.


SOLICITATION AND REVOCATION OF PROXIES

     When the enclosed form of proxy is properly executed and returned, the shares it represents will be voted as directed at the Special Meeting and any adjournment thereof or, if no direction is indicated, such shares will be voted "FOR" the proposal set forth in the notice attached hereto. If the shares owned by a shareholder are registered in the name of more than one person, each such person should sign the enclosed proxy. If the proxy is signed by an attorney, executor, administrator, trustee, guardian or by any other person in a representative capacity, the full title of the person signing the proxy should be given and a certificate should be furnished showing evidence of appointment. Any beneficial owner of shares of Common Stock as of the Record Date who intends to vote such shares in person at the Special Meeting must obtain a legal proxy from the record owner and present such proxy at the Special Meeting in order to vote such shares. Votes cast by proxy or in person at the Special Meeting will be tabulated by the inspector of election appointed for the meeting who will also determine whether a quorum is present for the transaction of business.

     Any shareholder giving a proxy has the power to revoke it at any time before it is voted. All proxies delivered pursuant to the solicitation are revocable at any time at the option of the persons executing them by giving written notice to the Secretary of the Company, by delivering a later-dated proxy or by voting in person at the Special Meeting.

     The Company has retained Georgeson & Company Inc., New York, New York, to aid in the mailing, tabulation and solicitation of proxies. It is estimated that the cost of these services will be approximately $7,500, plus reimbursement for out-of-pocket expenses. The cost of solicitation of proxies by the Board of Directors in connection with the Special Meeting will be borne by the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission. In addition, the Company will reimburse brokers, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of Common Stock held in their names. Proxies may also be solicited by certain of the Company's directors and executive officers, without additional compensation, personally or by mail, telephone or facsimile transmission.

                                THE TRANSACTION

     The following summary of the Transaction is qualified in its entirety by reference to the provisions of the Investment Agreement attached as Annex A hereto (including the form of promissory note, form of shareholder letter and form of registration rights agreement attached as exhibits to the Investment Agreement), and the fairness opinion of Stephens Inc., attached as Annex B hereto, each of which is incorporated by reference herein.

GENERAL DESCRIPTION OF THE TRANSACTION

     Pursuant to the Investment Agreement between the Company and Flowers, the Company will sell to Flowers 1,158,860 Shares of newly issued Common Stock for $15,000,000 in exchange for a promissory note from Flowers. Consummation of the Transaction is conditioned on the approval of the terms of the proposed sale by the Company's shareholders at the Special Meeting. See "-- The Investment Agreement". It also is contemplated that Flowers will be appointed to the position of Vice Chairman of the Board of Directors, effective December 1, 1998.

     The purchase price per share is $12.94375, equal to the average of the closing prices for shares of Common Stock for the 10 trading days immediately preceding October 20, 1998, the date on which the Board of Directors approved the Transaction. In consideration for the Shares, Flowers will deliver to the Company a full recourse promissory note (the "Note") in the aggregate principal amount of the Purchase Price. The Note will bear interest at 4.06% per annum, will mature and be payable in full on the second anniversary of the Closing Date (defined herein) of the Transaction and will require quarterly interest payments. See "-- The Note".

     If the Transaction is consummated, Flowers' beneficial ownership of Common Stock will increase from 2.14% as of October 20, 1998 to 23.68%, and Flowers will become the largest shareholder of the Company. See "Principal Shareholders". Pursuant to the terms of the Investment Agreement, however, Flowers has agreed to certain restrictions on his ability to transfer the Shares and to acquire any additional shares of Enstar or participate in any capacity in certain other significant transactions involving Enstar without the approval of the Board of Directors. See "-- The Investment Agreement -- Standstill Obligations". The Investment Agreement also contains certain agreements and covenants relating to conflicting business opportunities and competing transactions involving Flowers and related entities, as it is anticipated that Flowers will have business arrangements with other entities, funds or ventures with which he affiliates or associates. See "-- The Investment
Agreement -- Conflicting Business Opportunities".

     The Shares will be unregistered, and in addition to any resale limitations imposed by the Securities Act of 1933, as amended (the "Securities Act"), will be subject to certain restrictions on transfer. See "-- The

Investment Agreement -- Transfer Restrictions". Pursuant to a Registration Rights Agreement between the Company and Flowers (the "Registration Rights Agreement"), to be executed upon consummation of the Transaction, Flowers will be granted certain rights to require Enstar to register his Shares in the future. See "-- The Registration Rights Agreement".

     The Board of Directors has received an opinion (the "Fairness Opinion") from Stephens Inc. ("Stephens"), financial advisor to the Company with respect to the Transaction, that the consideration to be received by the Company in the Transaction is fair to the disinterested shareholders of the Company from a financial point of view. See "-- The Fairness Opinion".

     Subject to certain conditions, the Board of Directors has agreed to recommend that the Enstar shareholders vote in favor of the Transaction. See "-- The Investment Agreement -- Recommendation to the Shareholders; Withdrawal of Recommendation; No Solicitation". The members of the Board of Directors have agreed with Flowers in their capacity as shareholders of Enstar to vote their shares of Common Stock "FOR" the Transaction. See "-- The Investment
Agreement -- Agreement to Vote Shares "FOR" the Transaction".

BACKGROUND TO THE TRANSACTION

     In August 1998, Flowers advised Nimrod T. Frazer, Chairman, President and Chief Executive Officer of the Company ("Frazer" or the "Chairman"), that he was considering departing from Goldman, Sachs & Co. ("Goldman") to pursue his own business interests. Frazer and Flowers discussed the possibility of Flowers taking on an enhanced role with the Company in its search for an operating company. Flowers indicated that he would be interested in taking on an enhanced role with the Company so long as it was coupled with an increased financial interest in the Company. Flowers' resignation from Goldman was publicly announced on September 8, 1998 and is effective as of November 27, 1998.

     A special meeting of the Board of Directors of the Company was held on October 6, 1998 to discuss the possibility of Flowers taking on an enhanced role with the Company. At the meeting, Flowers advised the Board that he was interested in taking on an enhanced position with Enstar, but that he would need to make a substantial investment in Enstar in order to create appropriate financial incentives for the time commitment he anticipates devoting to the Company. The Board of Directors discussed the enhanced role of Flowers and the benefits of such an arrangement to the Company and its shareholders, as well as possible investment arrangements designed to address Flowers' request. Counsel for the Company and the Company's independent auditors advised the Board of Directors with respect to certain legal and accounting considerations associated with the possible investment arrangements that Flowers might make in the Company. These alternative investment arrangements included a significant stock option grant to Flowers and a significant investment by Flowers in the Company.

     During the course of the October 6 Board meeting, the Chairman excused Flowers from the meeting, allowing the disinterested directors to discuss the possible enhanced role for Flowers and the possible investment arrangements in confidence. The topics discussed included the Company's ongoing search for an operating company, Flowers' background and reputation, the benefits to the Company and its shareholders in securing Flowers' services to the Company and the possible investment arrangements. During this discussion, management of the Company, the Company's counsel and the Company's independent auditors responded to questions from the disinterested directors concerning the business, legal and accounting issues associated with the proposal. At the conclusion of such discussion, the disinterested directors agreed to propose to Flowers that he become Vice Chairman of Enstar, assume an enhanced role in the Company's efforts to acquire an operating company and that he purchase $15 million of the Company's Common Stock at the current market price in exchange for a full recourse promissory note. Thereafter, Flowers was invited to return to the Board meeting and the disinterested directors and Flowers further refined and agreed to the proposed terms of the Transaction. At the conclusion of the meeting, the Board of Directors scheduled a second special meeting to further review and discuss the terms of the Transaction and to receive additional advice from the Company's management and outside advisers.

     Subsequent to the October 6, 1998 Board meeting, Frazer contacted several nationally recognized investment banking firms to serve as financial advisor with respect to the proposed Transaction. After discussions with these firms, Frazer selected Stephens to act as financial advisor to the Company, subject to approval by the Board of Directors.

     A second special meeting of the Board of Directors was held via telephone conference on October 12, 1998. At the meeting, the Chairman led the discussion with the Board of Directors in reviewing the proposed terms of the Transaction. The Board members asked questions of management of the Company and the Company's counsel relating to legal and accounting issues. The Chairman also discussed with the Board members the due diligence he had undertaken with respect to Flowers' creditworthiness. The Chairman reported on his discussions with investment banking firms, and the Board of Directors agreed to engage Stephens to provide an opinion as to the fairness of the Transaction to the disinterested shareholders of the Company. The Board of Directors discussed the related-party nature of the Transaction and decided that it was in the best interests of the Company and its shareholders to seek shareholder approval of the proposed Transaction, and to make consummation of the Transaction contingent on such approval. The Board of Directors decided to call a third special meeting to further discuss and take action with respect to the Transaction.

     During the period from October 13 to October 20, 1998, Stephens reviewed certain financial and other information and spoke with certain members of the Company's management in preparation for their opinion as to the fairness of the consideration to be received by the Company in the Transaction. The Company's counsel distributed first drafts of the Investment Agreement, including the form of Note and Registration Rights Agreement, and legal counsel to Flowers responded with comments. Frazer and Flowers, along with their respective counsel, participated in several telephone conferences to negotiate the terms of the agreements.

     A third special meeting of the Board of Directors was held via telephone conference on October 20, 1998. At the meeting, management of the Company and the Company's counsel reviewed the material terms and provisions of the Investment Agreement and related exhibits and answered questions from the directors concerning such documents. In addition, the Company's independent auditors discussed with the Board the accounting issues associated with the Transaction and answered questions from the directors concerning such accounting matters. Flowers discussed the value that he could add to the Company's search for an operating company, and management of the Company addressed the reasons why they believed the Transaction was in the best interests of the Company and its shareholders. Stephens made its presentation to the Board of Directors, describing its analysis in reviewing the terms of the Transaction in connection with the rendering of its opinion. Stephens expressed their oral opinion to the Board of Directors, stating that the consideration to be received by the Company was fair from a financial point of view to the disinterested shareholders of the Company. The Board members discussed whether the Transaction was in the best interests of the Company and its shareholders, and concluded that it was. The Board of Directors then made a motion to approve and did approve the Transaction; however, Flowers abstained from such vote. All members of the Board of Directors (except for Flowers) voted in favor of the Transaction. The Board of Directors then reiterated its decision to call a special meeting of the shareholders at which the shareholders would have the opportunity to vote on the Transaction, and that consummation thereof was contingent on the approval of the Transaction by the shareholders. The outside directors agreed to waive their meeting fees with respect to the October 20 Board meeting.

     Subsequent to the Board meeting, on October 20, 1998, the Company and Flowers held telephone conferences to resolve the remaining terms of the agreements, resulting in an Investment Agreement mutually satisfactory to both parties, and the parties executed the Investment Agreement. Each of the directors executed and delivered to Flowers a letter in which such director agreed that, in his capacity as a shareholder of the Company, such director would vote the shares owned by him or any controlled affiliate in favor of the Transaction. Stephens delivered its written opinion, dated October 20, 1998, as to the fairness of the consideration to be received by the Company in the Transaction. A press release describing the Transaction was released at the close of business on October 20, 1998.

THE INVESTMENT AGREEMENT

     Pursuant to the Investment Agreement, the Company will sell to Flowers 1,158,860 newly issued shares of Common Stock for the Purchase Price of $15,000,000 in exchange for a full recourse promissory note from Flowers. The purchase price per share is $12.94375, equal to the average of the closing prices for shares of Common Stock for the 10 trading days immediately preceding October 20, 1998, the date on which the Board of Directors approved the Transaction. In consideration for the Shares, Flowers will deliver to the Company the Note in the aggregate principal amount of the Purchase Price. The Note will bear interest at 4.06% per annum, will mature and be payable in full on the second anniversary of the Closing Date of the Transaction and will require quarterly interest payments. See "-- The Note".

  Closing

     The closing of the Transaction (the "Closing") will occur on a date (the "Closing Date") no later than the fifth business day following the satisfaction or waiver of all conditions to Closing. See "-- Conditions to Closing". At the Closing, the Company will deliver the Shares in exchange for the Note, and the parties will execute the Registration Rights Agreement.

  Recommendation to the Shareholders; Withdrawal of Recommendation; No Solicitation

     Except as described below, the Board of Directors has agreed through its Qualified Directors (defined herein) to recommend that the holders of Qualified Shares approve the Transaction (the "Recommendation").

     The Transaction is a conflicting interest transaction for Flowers under Georgia law. Section 14-2-860(1) of the GBCC defines a "conflicting interest" transaction as a transaction effected or proposed to be effected by a corporation if a director has a beneficial financial interest in or is so closely linked to the transaction and of such financial significance to the director that it would reasonably be expected to exert an influence on the director's judgment if he were called upon to vote on the transaction. Section 14-2-860(2) of the GBCC defines a "director's conflicting interest transaction" as a transaction effected or proposed to be effected by the corporation respecting which a director has a conflicting interest.

     The GBCC defines a "Qualified Director" as a director who does not have either (i) a conflicting interest respecting a director's conflicting interest transaction, or (ii) a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, in the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. All members of the Board of Directors other than Flowers are Qualified Directors.

     The Investment Agreement provides that prior to the Special Meeting, the Qualified Directors may withdraw the Recommendation if there is an unsolicited bona fide written proposal or offer with respect to the purchase of all or a significant portion of the assets, or 15% or more of the capital stock, of the Company (any of the foregoing an "Acquisition Transaction"), if and only to the extent that (a) the Qualified Directors conclude in good faith (after consultation with their financial advisor) that such Acquisition Transaction is reasonably capable of being completed, taking into account all legal, financial and other aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to Enstar's shareholders from a financial point of view than the Transaction (any such proposal or offer, an "Acquisition Proposal" and any such more favorable transaction, a "Superior Proposal"); (b) the Qualified Directors conclude in good faith (after consultation with their financial advisor and legal counsel) that the Superior Proposal is not capable of being completed without termination of this Agreement; and (c) the Qualified Directors determine in good faith, after consultation with their legal counsel, that the fiduciary duties of the Qualified Directors to the shareholders of Enstar under applicable law require that the Qualified Directors withdraw such Recommendation. If the Qualified Directors withdraw such Recommendation, the Company may be required to pay a termination fee of $1,000,000 to Flowers. See "-- Termination; Termination Fee".

     The Company has further agreed that, until the Closing Date, neither it nor any of its executive officers or directors will, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries with respect to or the making of any Acquisition Proposal.

  Transfer Restrictions

     The Shares will not be registered under federal or state securities laws and will bear a legend to such effect. Under such laws, the Shares may not be offered, sold or transferred except (i) pursuant to an exemption from registration under the Securities Act and such other applicable laws, and then only upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company that such transaction does not require registration under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act. Flowers will be granted certain rights to require Enstar to register his shares in the future in accordance with the Registration Rights Agreement between the Company and Flowers to be executed at Closing. See "-- The Registration Rights Agreement".

     In addition, the Company and Flowers have agreed that, without the prior written consent of the Company, Flowers will not sell, transfer or otherwise, directly or indirectly, dispose of any of the Shares prior to the second anniversary of the Closing Date. Such transfer restriction shall terminate and expire upon the earlier of (i) the repayment in full of the Note, (ii) Flowers no longer being a member of the Board of Directors (other than as a result of Flowers resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders for cause), or (iii) the Continuing Directors (defined herein) no longer constituting a majority of the Board of Directors. The parties have agreed that the Shares will bear a legend to such effect so long as such transfer restriction shall remain in effect.

  Indemnification

     The Company and Flowers have agreed that if any action or omission of Flowers in connection with the matters contemplated by the Investment Agreement is not subject to indemnification pursuant to the indemnification provisions of the Company's Bylaws, then the Company will indemnify and hold harmless Flowers and any of his direct or indirect Affiliates (as defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) from and against all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever ("Claims") which may be incurred by or asserted against or involve Flowers or any of his direct or indirect Affiliates as a result of any third-party claim arising out of the Transaction and, upon demand by Flowers or any of his direct or indirect Affiliates, pay or reimburse Flowers or any of his direct or indirect Affiliates for any reasonable out of-pocket legal or other expenses, and other costs incurred by Flowers or any of his direct or indirect Affiliates in connection with the investigation, defending or preparing to defend any such Claim; provided that the indemnity will not apply to the extent any Claim arises from the gross negligence or willful misconduct of Flowers or any of his direct or indirect Affiliates.

     The Company has also agreed that it will not amend, alter or otherwise modify the indemnification provisions of the Company's Bylaws insofar as they relate to Flowers and the Transaction for a period of six years from the Closing Date without the prior written consent of Flowers.

  Agreement to Nominate Flowers as a Director; Appointment as Vice Chairman

     The Company has agreed, through its Board of Directors, to nominate Flowers for election as a director of the Company so long as Flowers owns 5% or more of the outstanding shares of Common Stock. This agreement will terminate on the sixth anniversary of the Closing Date.

     It is contemplated that Flowers will be appointed Vice Chairman of the Board of Directors, an executive position, effective December 1, 1998. Such appointment is independent of the consummation of the Transaction. Flowers will serve in such capacity at the discretion of the Board of Directors, and in such capacity he will assist the Company in the search for and acquisition of an operating company. As Vice Chairman, Flowers will be entitled to reimbursement of his out-of-pocket expenses incurred in connection with providing services to the Company and such other compensation and remuneration as the Board of

Directors shall determine in its discretion. It is anticipated that Flowers will receive a salary of $50,000 per year for serving in such capacity, and such other remuneration as the Compensation Committee determines is appropriate. The Company has acknowledged and agreed that Flowers is and will be engaged in other business activities and that there shall be no specific time commitment applicable to Flowers with respect to the performance of his services as Vice Chairman. Once appointed to the position of Vice Chairman, Flowers will resign from the Compensation Committee of the Board of Directors.

  Registration Rights Agreement

     The Company and Flowers have agreed to enter into a Registration Rights Agreement at Closing. Pursuant to such agreement, Flowers will be granted certain rights to require Enstar to register his Shares in the future. The Company has also agreed that it will not enter into any agreement with respect to its securities which is inconsistent with the rights to be granted to Flowers in the Registration Rights Agreement. See "-- The Registration Rights Agreement".

  Standstill Obligations

     Flowers has agreed that neither he nor his agents or representatives will, without the prior written approval of a majority of the Continuing Directors, directly or indirectly, acting alone or in concert with others (a) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any capital stock or direct or indirect rights to acquire any capital stock of the Company, other than (i) any capital stock or rights offered generally to the other shareholders of the Company (including, without limitation, in connection with a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving the Company); (ii) any rights issued under the Company's Rights Agreement (defined herein) and any shares of capital stock acquired upon the exercise thereof; (iii) capital stock or rights acquired pursuant to the terms and conditions of any agreement or arrangement approved by a majority of the Continuing Directors in office at the time such agreement or arrangement is or was approved by the Board of Directors (including, without limitation, all stock options issued to Flowers); or (iv) capital stock or rights acquired pursuant to a transaction approved by a majority of the Continuing Directors in office at the time such transaction is or was approved by the Board of Directors; (b) submit a proposal for, or offer to effect any Significant Proposal (defined herein); (c) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of capital stock of the Company in connection with a Significant Proposal; or (d) form, join or in any way participate in a "group" as defined in Rule 13d-5(b) under the Exchange Act in connection with any of the foregoing. Flowers has also agreed to promptly advise the Company of any inquiry or proposal made to him with respect to any of the foregoing and describe, in reasonable detail, the terms and conditions thereof.

     The "Continuing Directors" are T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member added to the Board of Directors by a majority vote of such Continuing Directors. "Significant Proposal" is defined as any proposal for (a) a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving the Company; (b) a recapitalization, liquidation, dissolution or similar transaction involving the Company; (c) a sale of all or substantially all of the assets of the Company; (d) the removal of a Continuing Director or the increase in the number of directors constituting the Board of Directors; or (e) the acquisition of 20% or more of the outstanding capital stock of the Company, other than in connection with the Transaction.

     The standstill obligations described above will terminate upon the earlier to occur of (i) termination of the Investment Agreement in accordance with its terms, (ii) the time at which Flowers ceases to beneficially own more than 5% of the outstanding shares of Common Stock for a period of at least 90 consecutive days, (iii) the time at which the Continuing Directors no longer constitute a majority of the Board of Directors, (iv) Flowers no longer being a Director (other than as a result of Flowers resigning from his directorship or Flowers being removed from his directorship by an affirmative vote of the shareholders of the Company for cause), or (v) the sixth anniversary of the Closing Date.

  Conflicting Business Opportunities

     The Company and Flowers have agreed that Flowers (including any entities in which he may invest or which he may control) is or may be engaged in the future in business activities that are in the same lines of business as the Company or compete with the Company. The Company and Flowers agree that Flowers has the right to, and shall have no duty not to, engage in the same or similar business activities or lines of business as the Company and to do business with any client or customer of the Company and will not be liable to the Company or to its shareholders for breach of any fiduciary duty by reason of any such activities. If Flowers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Company and Flowers, Flowers is not under any duty to present such corporate opportunity to the Company, nor will Flowers be liable to the Company or its shareholders for breach of any fiduciary duty as a shareholder of the Company by reason of the fact that Flowers pursues or acquires such corporate opportunity for himself, directs such corporate opportunity to another party or does not present the corporate opportunity to the Company, and Flowers will be deemed not to have breached his duty of loyalty to the Company or its shareholders and not to have derived an improper personal benefit therefrom.

  Conditions to Closing

     The obligation of each party to consummate the Transaction is subject to the satisfaction at or prior to the Closing of the following conditions: (a) no statute, rule or regulation shall have been enacted, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Transaction; (b) there shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the Transaction; (c) there shall not be any suit, action, investigation, inquiry or other proceeding commenced by any governmental or other regulatory or administrative agency or commission which seeks to enjoin or otherwise prevent consummation of the Transaction; and (d) the Transaction shall have been approved at the Special Meeting by a majority of the total votes entitled to be cast by the holders of all Qualified Shares at such Special Meeting in accordance with Section 14-2-863 of the GBCC.

     The obligation of the Company to consummate the Transaction is further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions: (a) the representations and warranties of Flowers contained in the Investment Agreement shall be true and correct in all material respects at the date of the execution of the Investment Agreement and as of the Closing as if made at and as of such time, except for changes permitted or contemplated therein and except for representations and warranties which are as of a specific date; (b) Flowers shall have performed in all material respects his obligations under the Investment Agreement required to be performed by him at or prior to the closing; (c) Flowers shall have delivered to the Company an executed Note and any other documents, instruments and writings required or reasonably requested by the Company; and (d) Flowers shall have executed the Registration Rights Agreement.

     The obligation of Flowers to consummate the Transaction is further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions: (a) the representations and warranties of the Company contained in the Investment Agreement shall be true and correct in all material respects at the date of the execution of the Investment Agreement and as of the Closing as if made at and as of such time, except for changes permitted or contemplated therein and except for representations and warranties which are as of a specific date; (b) the Company shall have performed in all material respects its obligations under the Investment Agreement required to be performed by it at or prior to the Closing pursuant to the terms of the Investment Agreement; (c) the Company shall have delivered to Flowers stock certificates representing the Shares and any other documents, instruments and writings required or reasonably requested by Flowers, and the amendment to the Rights Agreement (defined herein) shall be in full force and effect; and (d) the Company shall have executed the Registration Rights Agreement.

  Termination; Termination Fee

     The Investment Agreement may be terminated and the Transaction may be abandoned (a) at any time, by mutual written consent of the Company and Flowers;
(b) at any time on or after March 1, 1999 by either party, if the Closing shall not have occurred on or prior to such date; (c) by either party if, at the Special Meeting, the shareholders fail to approve the Transaction in accordance with the requirements of Section 14-2-863 of the GBCC, and such meeting is ended without any adjournment to another time; or (d) by either party, if the Qualified Directors shall have withdrawn their Recommendation.

     If the Investment Agreement is terminated because the Qualified Directors withdraw their Recommendation, then at the time of such termination the Company must pay Flowers a fee of $1,000,000 (the "Termination Fee"). Additionally, if the Investment Agreement is terminated because the shareholders fail to approve the Transaction at the Special Meeting (or an adjournment thereof) and, if prior to the Special Meeting an Acquisition Transaction was pending or consummated or an Acquisition Proposal was made and within one year after the termination of the Investment Agreement Enstar consummates or enters into an Acquisition Transaction with any person (other than Flowers), then upon consummation of such Acquisition Transaction Enstar must pay Flowers the Termination Fee. Any termination by the Company because the Qualified Directors withdraw their Recommendation in accordance with the Investment Agreement is not effective unless the Termination Fee is paid.

  Fees and Expenses

     Each of the parties has agreed to bear its own fees, costs and expenses incurred in connection with the Transaction. However, the Company has agreed to reimburse Flowers for his reasonable out-of-pocket expenses incurred in connection with the Transaction in an amount not to exceed $50,000. This limitation on Flowers' out-of-pocket reimbursement does not affect Flowers' rights in connection with the indemnification provisions under the Investment Agreement, his out-of-pocket expenses incurred as a result of providing services to the Company in his capacity as Vice Chairman of the Board of Directors, or the Registration Rights Agreement.

  Agreement to Vote Shares "FOR" the Transaction

     Each of the directors (except for Flowers), in his capacity as an Enstar shareholder, has agreed with Flowers to vote the shares of Common Stock owned by them or any of their controlled affiliates at the Special Meeting "FOR" the Transaction. In connection with such agreement, each director (except for Flowers) has delivered to Flowers a letter confirming such agreement. The form of shareholder letter signed by each director is attached as an exhibit to the Investment Agreement.

  Amendment to Rights Agreement

     The Company entered into a Rights Agreement, dated as of January 20, 1997, with American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement"), pursuant to which the Company's shareholders receive rights to subscribe for additional shares if certain triggering events occur, including the acquisition by a person of 15% or more of the total number of outstanding shares of Common Stock. In connection with the Transaction, the Company executed an amendment to the Rights Agreement (the "Amendment Agreement") on October 20, 1998 to exclude from the definition of "Acquiring Person" (as such term is defined in the Rights Agreement) Flowers and certain permitted transferees and to otherwise exempt the Transaction and certain transfers or pledges of the Shares from the applicable provisions of the Rights Agreement. The Company has agreed that the Amendment Agreement shall remain in full force and effect at all times.

THE FAIRNESS OPINION

     On October 20, 1998, Stephens delivered its written opinion to the Board of Directors that, on the basis of and subject to the matters set forth therein, as of the date thereof, the consideration to be received by the Company in the Transaction was fair to the disinterested shareholders of the Company from a financial point of view. For purposes of the opinion, the term "disinterested shareholders" means holders of shares of Common Stock other than (i) directors, officers and employees of the Company, and (ii) Flowers and his affiliates.

     THE FULL TEXT OF THE FAIRNESS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B AND IS INCORPORATED HEREIN BY REFERENCE. THE FAIRNESS OPINION IS NECESSARILY BASED ON ECONOMIC, MARKET AND OTHER CONDITIONS IN EFFECT ON, AND THE INFORMATION MADE AVAILABLE TO IT AS OF, THE DATE THEREOF. SUBSEQUENT DEVELOPMENTS MAY AFFECT SUCH OPINION. THE DISINTERESTED SHAREHOLDERS OF THE COMPANY SHOULD READ THE FAIRNESS OPINION IN ITS ENTIRETY. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. THE FAIRNESS OPINION WAS PROVIDED TO THE BOARD OF DIRECTORS FOR ITS INFORMATION AND IS DIRECTED ONLY TO THE FAIRNESS TO THE DISINTERESTED SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE COMPANY IN THE TRANSACTION AND DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE COMPANY TO ENGAGE IN THE TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF THE COMPANY AS TO HOW SUCH SHAREHOLDER SHOULD VOTE ON THE TRANSACTION OR ANY MATTER RELATED THERETO.

     In connection with rendering its opinion, Stephens: (i) analyzed certain publicly available financial statements and reports regarding the Company, (ii) analyzed, on a pro forma basis, data relating to the effect of the Transaction on the Company's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis, which data was provided to Stephens by, among others, management of the Company, (iii) reviewed the reported prices and trading activity for the Company's Common Stock, (iv) reviewed the Investment Agreement and related documents; (v) discussed with management of the Company its prior efforts to acquire an operating business and future prospects for the Company and the anticipated financial consequences of the Transaction, discussed with the Company's outside counsel and independent accountants the anticipated tax and accounting consequences, respectively, of the Transaction to the Company, including the effect of the proposed Transaction upon the Company's net operating loss carryforwards ("NOLs"), and (vi) performed such other analyses and provided such other services as Stephens deemed appropriate.

     Stephens relied on the accuracy and completeness of the information and financial data provided to it by the Company and its advisors, and Stephens' opinion is based upon such information. Stephens inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that Stephens rendered only an informed opinion and not an appraisal or certification of value. In arriving at its opinion, Stephens did not review any financial information of Flowers and did not opine on his creditworthiness.

     In arriving at its opinion, Stephens performed a variety of analyses, the material portions of which are summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by Stephens. In addition, Stephens believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the process underlying its analyses. Stephens did not draw any specific conclusions from or with regard to any one method of analysis. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description.

     The opinion is necessarily based upon market, economic and other conditions as they existed and could be evaluated on, and on the information made available to Stephens as of, the date of such opinion. The Board of Directors did not impose any limitations on the scope of Stephens' analyses. The Company and Flowers determined the terms of the Transaction through their negotiations. Stephens did not participate in the negotiation of the terms of the Transaction and neither recommended such terms nor provided alternative terms.

     The Board of Directors retained Stephens as an independent contractor to act as financial advisor with respect to the Transaction. Stephens is a nationally recognized investment banking and advisory firm. Stephens, as part of its investment banking business, is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. In the ordinary course of their businesses, Stephens and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options in securities of the Company.

     In consideration for Stephens' services as a financial advisor to the Company, the Company has agreed to pay to Stephens a reasonable fee. The Company has also agreed to reimburse Stephens for its reasonable out-of-pocket expenses, including fees and disbursements of its legal counsel, incurred in connection with its activities as financial advisor to Company; provided, however, that the Company is not required to reimburse Stephens for certain out-of-pocket expenses without the Company's prior written consent, which shall not be unreasonably withheld. The Company has also agreed to indemnify Stephens and certain related persons against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws, except to the extent that such liability results primarily from the gross negligence or willful misconduct of Stephens and such related persons.

  Historical Trading Price

     Stephens reviewed data on the public trading price of the Common Stock over the 52-week period ending October 16, 1998. Stephens noted that the purchase price represented a 20% discount to the high price of $16.13 per share, and a 23% premium to the low price of $10.50 per share, as reported for the Common Stock during the 52-week period. Additionally, the purchase price represented a three percent (3%) discount to the average closing price of $13.34 for the 90 days prior to the date of the Stephens' opinion.

     Stephens also determined the distribution of the daily volume by closing price traded of the Common Stock during the period commencing April 1, 1997 and ending October 16, 1998. Stephens noted that the purchase price of $12.94 per share approximated the median of this trading volume distribution during the subject period.

  Book Value

     Stephens noted that the purchase price of $12.94375 per share of Common Stock and the closing price of $12.9375 per share of Common Stock on October 19, 1998 represented a 15.5% discount to the book value per share of the Company's assets (assuming exercise of all outstanding options) of $15.32 at September 30, 1998. Stephens also noted that the Company had NOLs aggregating approximately $50 million as of September 30, 1998, and Stephens concluded that such NOLs could be available for use by the Company to reduce its future liability for federal income taxes.

  Past Acquisition Efforts

     Stephens considered Company management's prior efforts to locate and acquire an operating business. Stephens concluded that the Company's efforts could be benefited by additional expertise and transaction sourcing.

  Transaction Terms

     Stephens reviewed the terms of the Investment Agreement and related documents, including the terms of the Note that will be delivered by Flowers in payment of the Purchase Price. Stephens noted that the interest rate payable on the Note of 4.06% per annum (equal to the rate on a two-year U.S. Treasury note) was below the "market" rate for a comparable loan from a commercial lending institution. Assuming a hypothetical "market" interest rate of 8.0% per annum and an actual interest rate on the Note of 4.06% per annum, Stephens calculated the present value of such discount to be approximately $1,000,000. Stephens determined that it would be reasonable for the Board of Directors to conclude that this discount was necessary to induce Flowers' investment in the Shares and that such investment would be necessary to secure the benefits that may accrue to the Company as a result of the Transaction, including the enhanced incentive which Flowers would have to apply his financial expertise, advice and potential transaction sources to the Company's ongoing efforts to acquire an operating business.

REASONS FOR SUBMITTING TRANSACTION TO A VOTE OF SHAREHOLDERS

     Although the Transaction is not required under law to be submitted for shareholder approval, the Board of Directors has determined that it is in the best interests of the Company and its shareholders for such approval to be sought. Pursuant to the terms of the Investment Agreement, the consummation of the Transaction is conditioned upon shareholder approval at the Special Meeting. If the Transaction is not approved, the Transaction as described herein will not be completed, although the Board may at any time or from time to time in the future determine to complete the same or a similar transaction in the future, with or without seeking shareholder approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS HAS DETERMINED THAT THE TRANSACTION IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND HAS APPROVED THE TRANSACTION AND RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE TRANSACTION.

REASONS FOR THE TRANSACTION

     The Company believes that it is in the best interests of the Company's future business prospects to retain Flowers as a director and Vice Chairman of the Board of Directors, an executive officer position, in order to capitalize on Flowers' business and financial acumen and reputation.

     Flowers, 41, has been an outside director of Enstar since October 1996 and has been involved in working with Enstar's management in locating an acquisition target. He graduated magna cum laude from Harvard College and joined Goldman, Sachs & Co. in 1979. He was made a general partner in 1988 and a managing director in 1996. At Goldman, Sachs & Co., Flowers founded and headed the Financial Institutions Group. Flowers has announced his decision to resign from Goldman, Sachs & Co. as of November 27, 1998 in order to pursue his own business interests.

     By consummating the Transaction with Flowers, the Company would secure Flowers' continued services in an enhanced capacity as Vice Chairman of the Board of Directors and would further align Flowers' interests with those of the Company's shareholders. The Company believes that consummation of the Transaction would provide further incentives to Flowers, as a 23% shareholder of the Company, to devote his efforts to locate one or more operating companies to acquire and to participate in the negotiation of such acquisition.

THE NOTE

     In consideration for the sale of the Shares to Flowers, at Closing Flowers will deliver to the Company the Note. The Note will be for an original aggregate principal amount of $15,000,000. The Note is unsecured and is a full recourse obligation of Flowers.

  Interest Rate; Maturity

     The Note will bear interest at an annual rate of 4.06%, equal to the interest rate on the two-year United States Treasury note as of the close of trading on October 19, 1998, the day immediately preceding the date on which the Board of Directors approved the Transaction. Interest will be payable quarterly, in arrears. The Note will mature and be payable on the second anniversary of the Closing Date.

  Events of Default; Remedies

     The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") under the Note: (a) any default shall be made in the payment when due of any of the obligations evidenced by the Note or any part thereof and such default shall continue unremedied for five (5) days;
(b) the filing of any petition or the commencement of any proceeding against Flowers for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt; or (c) Flowers is no longer serving on the Board of Directors as a result of Flowers resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Enstar for cause.

     If an Event of Default exists, the Note will bear interest at 8.06% per annum until such time as all amounts outstanding are paid in full or until no such Event of Default exists.

     Upon the occurrence and during the continuation of an Event of Default under items (a) and (c) above, the Company may, in its sole discretion, terminate all obligations of the Company to Flowers and/or declare the Note immediately due and payable. Upon the occurrence of an Event of Default under item (b) above, all obligations of the Company to Flowers shall terminate automatically and the Note shall become immediately due and payable.

THE REGISTRATION RIGHTS AGREEMENT

     In connection with the Transaction, the Company and Flowers will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, Flowers will be entitled to certain demand and piggyback registration rights with respect to the Shares and any other shares of Common Stock owned or acquired by Flowers, so long as they were not acquired in violation of his standstill obligations contained in the Investment Agreement (the "Registration Shares").

  Demand Rights

     At any time during the period beginning on the expiration of the transfer restrictions set forth in the Investment Agreement, Flowers may request on not more than three occasions that Enstar register the Registration Shares under the Securities Act for public sale (the "Demand Rights"). Any such Demand Rights request must be for a minimum of 500,000 Registration Shares. Enstar shall be entitled in its sole discretion to delay the filing of the registration statement covering such Registration Shares for a period of up to 90 days from the date of receipt of the request for Demand Rights if its Board of Directors determines in good faith that such a delay is in the best interests of Enstar and its shareholders. However, Enstar shall not have the right to exercise such discretion to delay such filing more than once in any 365-day period.

     If Flowers exercises a Demand Right and subsequently informs Enstar in writing that (i) he desires to withdraw such registration or (ii) he is unable to sell in excess of 50% of the Registration Shares covered by such registration statement due to a deterioration in market conditions or other bona fide reason, and Flowers reimburses Enstar for all Registration Expenses (defined herein) incurred by Enstar in connection with such terminated registration, then Flowers shall be deemed not to have exercised the Demand Right and shall be permitted to exercise such right again.

     If a registration effected pursuant to Flowers' Demand Rights involves a firm commitment underwritten public offering, Flowers shall have the sole right to select the managing underwriters, subject to the approval of Enstar (such approval not be unreasonably withheld or delayed).

  Incidental or "Piggyback" Rights

     If at any time following the Closing Date Enstar proposes to register any Common Stock under the Securities Act (with certain exceptions) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Common Stock, Flowers will have the right to request Enstar to use its reasonable best efforts to cause the Registration Shares as to which registration has been requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by Enstar. If such a registration is effected and involves a firm commitment underwritten public offering, Enstar shall have the sole right to select the managing underwriters.

     The managing underwriters for such offering shall have the authority to reduce the number of Registration Shares to be included in such registration if and to the extent they are of the opinion that inclusion of such Registration Shares would materially adversely affect the marketing of the Common Stock to be sold under such offering. Any such reduction or cutback in the shares included in any such offering shall be effected in accordance with the following priorities: (a) first, the managing underwriters shall exclude shares ("Piggyback Shares") of Common Stock included in such registration by shareholders (including Flowers) by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to such shareholders, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering by all such shareholders proposing to sell Piggyback Shares; and (b) second, and only to the extent necessary and after the exclusion of all Piggyback

Shares, the managing underwriters shall exclude shares of Common Stock included in such registration by Enstar and any shareholder of Enstar who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of Enstar and on behalf of any such holder of demand registration rights.

     If there is a firm commitment underwritten public offering of Common Stock pursuant to which Flowers has incidental registration rights and Flowers elects to sell Registration Shares in connection with such underwritten public offering, Flowers shall enter into an agreement (the "Lockup Agreement"), pursuant to which Flowers shall refrain from selling any Registration Shares (other than Registration Shares included in such registration) then owned by Flowers during the period of distribution of Common Stock by such underwriters and for a period of ninety days following the effective date of such registration; provided, however, that Flowers shall be required to enter into the Lockup Agreement if, and only if, directors and executive officers of Enstar enter into an agreement similar to the Lockup Agreement.

  Expenses

     All expenses incurred by Enstar in connection with the exercise of Flowers' registration rights, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Enstar, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, reasonable fees and expenses of Flowers' counsel and expenses applicable to the sale of Registration Shares, but excluding any Selling Expenses, are called "Registration Expenses". All underwriting discounts, selling commissions and brokerage fees applicable to the sale of the Registration Securities are called "Selling Expenses."

     Enstar will pay all Registration Expenses in connection with each registration statement filed in accordance with Flowers' demand and incidental registration rights. All such Selling Expenses shall be borne by Flowers in proportion to the number of Registration Shares sold or proposed to be sold by Flowers in such registration in relation to the total number of shares sold or proposed to be sold by all parties under such registration statement.

  Effectiveness

     Enstar shall not be required to effect any registration of the Registration Shares hereunder during such time as all the Registration Shares acquired by Flowers on the Closing Date pursuant to the Investment Agreement may be sold to the public pursuant to Rule 144(k) (or any similar successor provision) under the Securities Act. The foregoing shall not affect the parties' obligations under the expenses and indemnification provisions of the Registration Rights Agreement, which provisions shall continue to be effective.

ACCOUNTING TREATMENT

     Because the Note bears interest at a rate less than the rate an independent lender would charge Flowers, the Note will be recorded at a discount so as to yield a "market rate" of interest over its two-year term. The difference between the stated amount of the Note and the discounted loan amount will be recognized by the Company as expense on the Closing Date. The discount will be accreted into income over the two-year term of the Note using the effective interest method. As a result of the initial discount, Enstar will record interest income over the life of the Note as if the Note had been issued at a market rate of interest. The Note, net of the discount, will be classified as a reduction of Enstar's shareholders' equity. Book value per share will be reduced because of this classification and because of the 1,158,860 newly issued shares.

     In the event the price per share of Common Stock exceeds $12.94375 at the date the shareholders approve the Transaction, the Company will recognize a charge to earnings equal to the per share difference multiplied by the number of such newly issued shares. This would result in an increase in accumulated deficit and a corresponding increase in additional paid-in capital. See "Capitalization and Book Value Per Share of Common Stock".

EFFECT ON THE COMPANY'S NET OPERATING LOSS CARRYFORWARDS AND TAX CREDITS

     Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the "Code"), a corporation that undergoes an "ownership change" becomes subject to an annual limitation on the use of NOLs and tax credits attributable to taxable periods prior to the ownership change. In general, an "ownership change" occurs if the percentage of the corporation's stock owned by one or more shareholders who own at least 5% of the corporation's outstanding stock increases by more than 50 percentage points over the lowest percentage of the corporation's stock owned by those shareholders at any time during a three-year testing period.

     The consummation of the Transaction will not cause the Company to undergo an "ownership change," and therefore the Company's ability to use its NOLs and tax credits will not be limited under Sections 382 and 383 of the Code solely as a result of the Transaction. Over the three-year period beginning on the Closing Date, however, the Transaction will be taken into account, together with other transactions involving the Common Stock, to determine whether the Company has undergone an ownership change.

            CAPITALIZATION AND BOOK VALUE PER SHARE OF COMMON STOCK

     The following table sets forth the capitalization and book value per share of the outstanding shares of Common Stock as of September 30, 1998, and the pro forma capitalization and book value per share of outstanding shares of Common Stock after giving effect to the Transaction, assuming the Transaction occurred as of September 30, 1998.

                                                                    AT SEPTEMBER 30, 1998
                                                              ---------------------------------
                                                                  ACTUAL           PRO FORMA
                                                              --------------     --------------
                                                                       (IN THOUSANDS,
                                                              EXCEPT SHARE AND PER SHARE DATA)
                                                                         (UNAUDITED)
Shareholders' equity:
  Common Stock ($.01 par value; 55,000,000 shares
     authorized, 4,549,060 and 5,707,920 (pro forma)
     shares issued).........................................    $       45         $       57(2)
  Additional paid-in capital................................       167,878            182,866(2)
  Note receivable, net of discount of $1,000(1).............                          (14,000)
  Accumulated deficit.......................................       (98,024)           (99,024)(2)
  Treasury stock, at cost (442,351 shares)..................        (5,810)            (5,810)
                                                                ----------         ----------
          Total shareholders' equity........................    $   64,089         $   64,089
                                                                ==========         ==========
Outstanding shares..........................................     4,106,709          5,265,569
Book value per share........................................    $    15.61         $    12.17
                                                                ==========         ==========

---------------

(1) Because the Note bears an interest rate less than the rate an independent lender would charge Flowers, the Note will be recorded at a discount so as to yield a "market rate" of interest. Solely for purposes of calculating the pro forma capitalization and book value per share, the hypothetical "market rate" of interest is assumed to be 8.0% per annum, resulting in a discount of approximately $1 million. See "The Transaction -- Accounting Treatment".

(2) Solely for purposes of calculating the pro forma capitalization and book value per share, it is assumed that the market price per share of Common Stock on the date the shareholders approve the Transaction is equal to the purchase price per share of $12.94375. The issuance of 1,158,860 shares to Flowers results in an increase in the par value of shares of Common Stock issued of $11,589 and an increase in additional paid-in capital of $14.988 million. If the market price per share is greater than the purchase price per share on the date the shareholders approve the Transaction, then the Company will recognize an increase in accumulated deficit and a corresponding increase in additional paid-in capital. See "The
    Transaction -- Accounting Treatment".

                           DESCRIPTION OF THE COMPANY

     The Company currently holds assets, aggregating approximately $67.7 million at September 30, 1998, consisting primarily of cash, cash equivalent assets and certificates of deposit.

HISTORY OF THE COMPANY

     The Company filed for bankruptcy under Chapter 11 of the United States Bankruptcy Code on May 31, 1991, and operated as a reorganized debtor pursuant to its Second Amended Plan of Reorganization, as modified (the "Reorganization Plan") until July 17, 1997 when the United States Bankruptcy Court for the Middle District of Alabama (the "Bankruptcy Court") closed the Company's Chapter 11 proceedings by final order. Commencing in March 1997 and in accordance with the terms of the Reorganization Plan and orders of the Bankruptcy Court, the Company issued 4,549,060 shares of Common Stock to qualified former shareholders of record, or transferees of such former shareholders, of the common stock of the Company that was canceled in the Company's bankruptcy proceeding. Under two stock repurchase programs, one announced in July 1997 and one announced in April 1998, the Company repurchased a total of 442,351 shares of Common Stock. Accordingly, there are currently 4,106,709 shares of Common Stock outstanding.

STRATEGY FOR BUSINESS ACQUISITIONS

     The Company currently is engaged in the active search for one or more operating businesses. The Company's officers and directors have made efforts to identify suitable acquisition targets. Such efforts, however, have not resulted to date in any definitive agreements with respect to the acquisition of any business or company.

     The Company's strategy for making a suitable acquisition is to utilize the considerable experience, knowledge and business contacts of the Company's five directors. Each of the Company's directors has been asked by management to assist the Company actively in its pursuit of an acquisition, and upon Flowers' appointment to Vice Chairman of the Board of Directors, it is anticipated that he will play an enhanced role in the Company's search for an operating company. Management follows-up on the leads and suggestions presented by directors and meets with various prospective targets. The Company will conduct rigorous financial and legal due diligence with respect to any entity about which it has a strong interest.

     The Company has not hired, and does not presently intend to hire, any consultants or advisers in connection with its pursuit of an acquisition. However, the Company may in the future retain the services of an investment banking firm, business broker or other similar consultant or adviser to assist the Company with respect to the identification of a suitable acquisition candidate and/or to assist the Company with respect to consummation of an acquisition transaction. Any such engagement will be on terms and conditions approved by the Company's Board of Directors as fair and reasonable.

     The Company does not presently focus on any particular industry or geographical market. While the Company focuses its attention in the United States, the Company does investigate acquisition opportunities outside of the United States when management believes that such opportunities might be attractive. Similarly, the Company does not yet know the structure of any acquisition. The Company may pay consideration in the form of cash, securities of the Company or some combination of both. The Company may also borrow money in connection with the acquisition. In that event, the Company's shareholders would be subject to the risks normally associated with leveraged transactions. Depending upon the level of indebtedness, a leveraged transaction could have important consequences to the Company, including the following: (i) if the acquired business is unable to achieve satisfactory operating results, the Company could prove unable to service such indebtedness; (ii) a substantial portion of the Company's cash flow from operations may be dedicated to the payment of principal or interest on its indebtedness and would not be available for other purposes; (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures or other acquisitions may be limited; and (iv) the Company's level of indebtedness could limit its flexibility in planning for, or reacting to, changes in its industry. In order to preserve the Company's possible use of its NOLs, the Company does not currently intend to offer an interest in the Company in connection with the acquisition of one or more operating businesses that would cause an "ownership change" within the meaning of Section 382 of the Code. See "The Transaction -- Effect on the Company's Net Operating Loss Carryforwards and Tax Credits".

     In the event the Company fails to acquire an operating business within a reasonable period of time, the Company will consider other alternatives, including, but not limited to, liquidation of the Company.


RECENT DEVELOPMENT



     Enstar has executed a term sheet with B-Line LLC ("B-Line") and other parties outlining the terms of a possible investment in B-Line by Enstar and certain other investors. B-Line is a privately owned company based in Seattle, Washington that provides services to credit card issuers and other holders of similar receivables. Through the use of its proprietary software, B-Line identifies and pursues the collection of nondischargeable debt of debtors who have filed for bankruptcy under Chapter 7 of the Bankruptcy Code.



     Enstar and certain other investors are negotiating the terms and conditions of the possible investment in B-Line. Enstar's investment is expected to be approximately $1.9 million, which would give Enstar an approximate 14% interest in B-Line. Completion of the investment is contingent upon the negotiation of mutually satisfactory definitive agreements executed and delivered by each of the parties and customary closing conditions. There can be no assurance that the parties will successfully negotiate mutually satisfactory definitive agreements; moreover, the terms and conditions of any agreements executed by the parties may differ from those described herein.


                      COMMON STOCK OWNERSHIP BY MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 20, 1998 and the pro forma beneficial ownership of Common Stock after giving effect to the Transaction, assuming the Transaction occurred as of October 20, 1998, by (i) each of the executive officers named below (the "Named Executive Officers"), (ii) each of the directors and nominees for director of the Company and (iii) all directors and Named Executive Officers of the Company as a group.

                                            ACTUAL                                     PRO FORMA
                           -----------------------------------------   -----------------------------------------
                           SHARES OF COMMON STOCK      PERCENT OF      SHARES OF COMMON STOCK      PERCENT OF
NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED(1)        CLASS(9)       BENEFICIALLY OWNED(1)       CLASS(10)
------------------------   ----------------------   ----------------   ----------------------   ----------------
NAMED EXECUTIVE OFFICERS
Nimrod T. Frazer.........         130,001(2)              3.17%                130,001(2)             2.47%
Cheryl D. Davis..........               3                    *                       3                   *
Amy M. Dunaway...........              87(3)                 *                      87(3)                *

DIRECTORS OF THE COMPANY
Nimrod T. Frazer.........         130,001(2)              3.17%                130,001(2)             2.47%
T. Whit Armstrong........          20,176(4)                 *                  20,176(4)                *
T. Wayne Davis...........         110,367(5)              2.69%                110,367(5)             2.10%
J. Christopher Flowers...          88,043(6)              2.14%              1,246,903(6)            23.68%
Jeffrey S. Halis.........         305,562(7)              7.44%                305,562(7)             5.80%
All Named Executive
  Officers and directors
  of the Company as a
  group (7 persons)......         654,239(8)             15.93%              1,813,099(8)            34.43%

---------------

 *  Less than 1%.
(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as of which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named above have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.
(2) Includes 75,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the CEO Plan (defined herein).
(3) Includes 54 shares which Ms. Dunaway holds jointly and shares voting and investment power with her spouse.
(4) Includes 1,595 shares owned by Mr. Armstrong's son and 3,409 stock units granted under the Deferred Plan (defined herein). Also includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan (defined herein).
(5) Includes 116 shares held by Mr. Davis' child, 2,352 shares held by Mr. Davis' mother, 133 shares held by Mr. Davis' wife, 13,410 held in two trusts, 81,025 shares held in a private foundation for which Mr. Davis has voting and investment power but is not a beneficiary and 3,331 stock units granted under the Deferred Plan. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(6) Includes 2,848 stock units granted under the Deferred Plan. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(7) Includes 3,007 stock units granted under the Deferred Plan, and 256,845 shares which Mr. Halis shares voting and investment power with his wife. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
 (8) Includes 115,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options.
 (9) Based on 4,106,709 shares of Common Stock outstanding as of October 20,
     1998.
(10) Based on 5,265,569 shares of Common Stock outstanding after giving effect to the Transaction, assuming the Transaction occurred on October 20, 1998.

                             PRINCIPAL SHAREHOLDERS

     The table below sets forth certain information as of October 20, 1998 concerning persons known to the Board of Directors to be a "beneficial owner", as such term is defined by the rules of the Securities and Exchange Commission, and the pro forma beneficial ownership after giving effect to the Transaction, assuming the Transaction occurred as of October 20, 1998, of more than 5% of the outstanding shares of the Common Stock.

                                          ACTUAL                                         PRO FORMA
                       --------------------------------------------   -----------------------------------------------
                       SHARES OF COMMON STOCK                         SHARES OF COMMON STOCK
NAME AND ADDRESS       BENEFICIALLY OWNED(1)    PERCENT OF CLASS(4)   BENEFICIALLY OWNED(1)     PERCENT OF CLASS(5)
----------------       ----------------------   -------------------   ----------------------   ----------------------
Jeffrey S. Halis.....           305,562(2)             7.44%                  305,562(2)                5.80%
  500 Park Avenue
  Fifth Floor
  New York, New York
     10022
J. Christopher
  Flowers............            88,043(3)             2.14%                1,246,903(3)               23.68%
  4 East 70th Street
  New York, New York
     10021

---------------

(1) See Note (1) under "Common Stock Ownership by Management".
(2) Includes 3,007 stock units granted under the Deferred Plan, and 256,845 shares which Mr. Halis shares voting and investment power with his wife. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan. The information regarding Jeffrey S. Halis is given in reliance upon a Form 5 filed by Halis on or about February 12, 1998 and information supplied by Mr. Halis and the Company.
(3) Includes 2,848 stock units granted under the Deferred Plan. Also, includes 10,000 shares that are not currently outstanding, but that may be acquired upon the exercise of stock options under the Outside Directors' Plan.
(4) Based on 4,106,709 shares of Common Stock outstanding as of October 20,
    1998.
(5) Based on 5,265,569 shares of Common Stock outstanding after giving effect to the Transaction, assuming the Transaction occurred on October 20, 1998.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company receive a quarterly retainer fee of $5,000 and per meeting fees as follows: (i) $2,500 for each Board meeting attended other than a telephone Board meeting; (ii) $1,000 for each telephone Board meeting attended; (iii) $1,000 for each Committee meeting attended; and
(iv) $1,500 for each Committee meeting attended by a Committee Chairperson. Such outside directors' fees are payable at the election of the director either in cash or in stock units under the Company's Deferred Compensation and Stock Plan for Non-Employee Directors (the "Deferred Plan"). If the director elects to receive stock units instead of cash, the stock units shall be payable only upon the director's termination. The number of shares to be distributed in connection with such termination would be equal to one share of Common Stock for each stock unit and cash would be paid for any fractional units. The distribution of stock units is also subject to acceleration upon certain events constituting a change of control of the Company. All current non-employee directors elected to receive 100% of their compensation in stock units in lieu of cash payments for the retainer and meeting fees. As of December 31, 1997, a total of $30,000 in stock compensation had been deferred under this plan. In addition, directors are entitled to reimbursement for out-of-pocket expenses incurred in attending all meetings.

     During 1997, the outside directors were each granted options for 25,000 shares of Common Stock under the 1997 Amended Outside Directors' Stock Option Plan (the "Outside Directors' Plan"), at an exercise price of $10.8125. During 1997, Nimrod T. Frazer, as Chief Executive Officer, was granted options for 150,000 shares of Common Stock under the 1997 Amended CEO Stock Option Plan (the "CEO Plan"), at an exercise price of $10.50.

     The address of each of the directors is The Enstar Group, Inc., 172 Commerce Street, Third Floor, Montgomery, Alabama 36014.

SUMMARY COMPENSATION TABLE FOR EXECUTIVE OFFICERS

     The following table provides certain summary information concerning the compensation paid for the years ended December 31, 1995, 1996 and 1997 for the Company's Chief Executive Officer and each of the other Named Executive Officers (determined as of December 31, 1997).

                                                                        LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       ------------
                                           ANNUAL COMPENSATION          SECURITIES          ALL
                                      ------------------------------    UNDERLYING         OTHER
    NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)(1)     OPTIONS#     COMPENSATION($)
    ---------------------------       ----   ---------   -----------   ------------   ---------------
Nimrod T. Frazer...................   1997    250,000            0       150,000             3,931(2)
  Chairman of the Board of            1996    250,000            0             0             1,784(2)
  Directors, President and            1995    250,000            0             0         1,195,451(3)
  Chief Executive Officer
Cheryl D. Davis....................   1997    121,060            0             0             5,790(4)
  Chief Financial Officer,            1996    116,405      121,060             0             5,065(4)
  Vice President of Corporate         1995    106,213            0             0             4,390(4)
  Taxes and Secretary
Amy M. Dunaway.....................   1997     80,327            0             0             5,664(4)
  Treasurer and Controller            1996     80,327       80,327             0             4,854(4)
                                      1995     77,524            0             0             4,310(4)

---------------

(1) Amounts shown for Ms. Davis and Ms. Dunaway are for one-time bonuses paid pursuant to a director and employee incentive bonus program.
(2) Amount shown represents premiums paid by the Company for health and dental insurance for Mr. Frazer.
(3) Amount shown represents $1,866 in premiums paid by the Company for health and dental insurance for Mr. Frazer and $1,193,585 for a 1% commission paid on the gross sales price of American Savings of Florida, F.S.B. in accordance with a Commission Agreement dated March 4, 1993 between Mr. Frazer and the Company.
(4) Amounts shown for Ms. Davis and Ms. Dunaway are for premiums paid by the Company for term life insurance and health and dental insurance.

                               EXECUTIVE OFFICERS

     Certain information concerning the executive officers of the Company is set forth below:

               NAME                 AGE               POSITION               EXECUTIVE OFFICER SINCE
               ----                 ---               --------               -----------------------
Nimrod T. Frazer..................  68   Director, Chairman of the Board,             1990
                                           President and Chief Executive
                                           Officer
Cheryl D. Davis...................  38   Chief Financial Officer, Vice                1991
                                         President of Corporate Taxes and
                                           Secretary
Amy M. Dunaway....................  41   Treasurer and Controller                     1991

     Mr. Frazer was named Chairman of the Board, Acting President and Chief Executive Officer on October 26, 1990. Mr. Frazer was Chairman of the Board of the Frazer Lanier Company, a regional investment banking firm, from 1976 to 1996 and was a co-founder. Mr. Frazer is a director of Just Care, Inc. of Montgomery, Alabama. He is also a past director of Columbus Mills of Columbus, Georgia, Rockdale Industries of Decatur, Georgia, American Savings of Florida, F.S.B. of Miami, Florida and Sterling Bank of Montgomery, Alabama. Sterling Bank is a wholly owned subsidiary of Synovus Financial Corp of Columbus, Georgia. Mr. Frazer is also past Chairman of the Water Works and Sanitary Sewer Board of Montgomery, Alabama.

     Ms. Davis was named Chief Financial Officer and Secretary in April of 1991 and Vice President of Corporate Taxes in 1989. Ms. Davis has been employed with the Company since April of 1988.

     Ms. Dunaway was named Treasurer and Controller in April of 1991. Ms. Dunaway has been employed with the Company since September of 1990.

     Flowers will become Vice Chairman of the Board of Directors, effective December 1, 1998.

     The address of each of the executive officers is The Enstar Group, Inc., 172 Commerce Street, Third Floor, Montgomery, Alabama 36014.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to options granted under the CEO Plan to the Company's Chief Executive Officer. No options were granted during 1997 under the 1997 Amended Omnibus Incentive Plan to any of the Named Executive Officers.

INDIVIDUAL GRANTS

                                                                                    POTENTIAL REALIZABLE
                                                                                     VALUE AND ASSUMED
                                            PERCENT OF                                ANNUAL RATES OF
                            NUMBER OF         TOTAL                                     STOCK PRICE
                           SECURITIES        OPTIONS                                  APPRECIATION FOR
                           UNDERLYING       GRANTED TO     EXERCISE                    OPTION TERM(2)
                             OPTIONS       EMPLOYEES IN      PRICE     EXPIRATION   --------------------
          NAME            GRANTED(#)(1)        1997        PER SHARE      DATE         5%        10%
          ----            -------------    ------------    ---------   ----------   --------  ----------
Nimrod T. Frazer........      150,000(3)       100%         $10.50     Jan. 2007    $960,000  $2,413,500
Cheryl D. Davis.........           --           --              --            --          --          --
Amy M. Dunaway..........           --           --              --            --          --          --

---------------

(1) Mr. Frazer's options were granted under the CEO Plan at an exercise price equal to the fair market value of the Common Stock on the initial trading day after the Common Stock was registered. Such options may not be exercised later than the earlier of January 1, 2007, or 60 days after he ceases to be an employee of the Company other than by reason of death, mandatory retirement or disability. The options also subject to acceleration upon certain events constituting a change of control of the Company.
(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent as the future performance of the Common Stock and overall market conditions. The amounts set forth in this table may not necessarily be achieved.
(3) These options vested as to 37,500 shares on June 30, 1997 and 37,500 shares on January 1, 1998. The remainder of these options will vest in two equal installments of 37,500 shares each on January 1, 1999 and January 1, 2000.

STOCK OPTION EXERCISES

     None of the Named Executive Officers exercised any stock options during 1997. The table below shows the number of shares of Common Stock covered by both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 1997. The table also reflects the values for in-the-money options based on the positive spread between the exercise price of such options and the last reported sale price of the Common Stock on December 31, 1997, the last trading date in 1997 for the Common Stock.

                          AGGREGATED OPTION EXERCISES
                       IN 1997 AND YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                       DECEMBER 31, 1997             DECEMBER 31, 1997
                                                  ---------------------------   ---------------------------
                      NAME                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                        -----------   -------------   -----------   -------------
Nimrod T. Frazer................................    37,500         112,500      $21,093.75     $63,281.25
Cheryl D. Davis.................................        --              --              --             --
Amy M. Dunaway..................................        --              --              --             --

                             COMPENSATION COMMITTEE

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Company has a Compensation Committee which, in 1996, 1997 and 1998 was composed of T. Wayne Davis, Chairman, T. Whit Armstrong and J. Christopher Flowers. The Compensation Committee is responsible for, among other things, reviewing, determining and establishing salaries, bonuses and other compensation for the Company's Chief Executive Officer and for administering the Company's stock option plans. The Compensation Committee held four meetings in 1997. All members of the Compensation Committee attended every meeting of the Compensation Committee.

     Upon Flowers appointment to Vice Chairman of the Board of Directors, which will take place on December 1, 1998, Flowers will resign from the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE FOR 1997

     The Compensation Committee of the Board of Directors was created in 1996 and consists of Messrs. Davis, Armstrong and Flowers. None of the members of the Compensation Committee is an employee of the Company. The Compensation Committee is responsible for (i) establishing the compensation of the Company's Named Executive Officers and (ii) considering the issuance of stock options for executive officers and directors. Mr. Frazer, the Company's Chief Executive Officer, is responsible for recommending to the Compensation Committee the compensation for the other executive officers of the Company. The Compensation Committee has reviewed the applicability of Section 162(m) of the Code. Section 162(m) may in certain circumstances deny a federal income tax deduction for compensation to an executive officer in excess of $1 million per year. It is not anticipated that compensation to any executive officer of the Company during 1998 will exceed the $1 million threshold.

     Compensation Policy and Overall Objections. The Company's executive compensation policy is designed to attract, retain and motivate executive officers needed to achieve its strategic objectives and to maximize the Company's performance and shareholder value.

     The Company supports these goals through a compensation strategy of competitive salaries, annual incentives, and longer-term incentive opportunities. Compensation consists of both fixed pay elements (base salary and benefits) and performance variable pay elements (annual and long-term incentives) to encourage and reward distinctive contributions to the success of the organization. Salary and benefit levels reflect position responsibilities and strategic importance and are targeted at market median base salary levels. Annual incentive payments are designed to reward significant contributions to annual financial and strategic non-financial performance, as defined by management, and are targeted to deliver market median levels of total compensation. Long-term incentive opportunities reward key executives for financial and non-financial performance that enhances shareholder value. Long-term incentive opportunities are above market median levels.

     Position responsibilities are the key determinant of fixed pay and individual performance is the key determinant of variable pay. Performance includes consideration of Company results in varying degrees by position level. In the future, performance standards will, to the extent possible, be defined and communicated in advance through a clear system of measurable objectives. Performance measures will be tailored to the specific responsibilities of each position. Employees will be responsible for and rewarded on the basis of accomplishment of defined results that contribute to the attainment of strategic objectives and performance goals.

     The Company retained an independent compensation consulting firm to assist it in analyzing its executive compensation program for 1997 and thereafter. The consulting firm recommended that the Company adopt a policy of providing a significant percentage of certain executive officers' total compensation based on the Company's performance. In addition, the consultant has provided the Compensation Committee with an analysis of senior executive compensation using published survey data for the financial services industry. The Compensation Committee considered these recommendations and the compensation analysis in establishing the base salaries for the Chief Executive Officer and the other executive officers for 1997 and 1998.

     Base Salary. Each executive officer's base salary, including Mr. Frazer's base salary, is determined based upon a number of factors including the executive officer's responsibilities, contribution to the achievement of the Company's business plan goals, demonstrated leadership skills and overall effectiveness and length of service. Base salaries are also designed to be competitive with those offered in the various markets in which the Company competes for executive talent and are analyzed with a view towards desired base salary levels over a three-year to five-year time period. Each executive officer's salary is reviewed annually and although these and other factors are considered in setting base salaries, no specific weight is given to any one factor. The Named Executive Officers' base salaries were not increased during 1997 over their 1996 base salaries, and there is no increase for the Named Executive Officers' base salaries for 1998.[Subsequent to this preparation of this report and its publication in the Company's Proxy Statement for its 1998 Annual Meeting of shareholders, the base salary of Cheryl D. Davis, the Chief Financial Officer, Vice President of Corporate Taxes and Secretary of the Company was increased 11%, effective as of July 1, 1998.] The base salaries are slightly below median competitive levels.

     Cash Bonuses. The Compensation Committee adopted an annual incentive plan, beginning in 1997. The annual incentive plan is designed to focus participants on key performance criteria that are consistent with the Company's short-term business plan and operating goals. Specific objectives of the plan are to establish direct links between performance achievement and awards, provide rewards commensurate with the achievement of specific operating results, and encourage individual effort toward achievement of corporate performance goals.

     Under the annual plan, existing officers are eligible to participate. Going forward, any additional participants must be recommended by the CEO and approved by the Compensation Committee. Eligibility for bonuses is based on performance which will be measured at the corporate and individual levels. Maximum bonuses will be set initially at 45% of base salary for Mr. Frazer and 20% of base salary for the other executive officers. The Company did not pay any bonuses to the Named Executive Officers during 1997.

     Long Term Incentives. Long term incentives are provided pursuant to the CEO Plan, the Outside Directors' Plan, the 1997 Amended Omnibus Incentive Plan and the Deferred Plan. Stock option plans are designed to align executives' and shareholders' interest in the enhancement of shareholder value. Stock options are used by the Company to encourage long-term service by executives.

     Severance Agreements. The Compensation Committee approved severance agreements for the three Named Executive Officers in March 1998 (the "Severance Agreements"). The Severance Agreements provide that the Named Executive Officers will receive their base salary for a period of twelve months following a termination of employment, other than for "cause", as defined in the Severance Agreements, or a voluntary termination.

     Chief Executive Officer Compensation. Mr. Frazer does not have an employment agreement with the Company. The Compensation Committee is responsible for determining Mr. Frazer's compensation annually. In fiscal 1997, Mr. Frazer received base compensation of $250,000 and 150,000 options under the CEO Plan. Mr. Frazer's base salary was based on, among other things, his responsibilities, his length of service, his contributions to the business and his overall leadership skills.

                                          COMPENSATION COMMITTEE:

                                          T. Wayne Davis, Chairman
                                          T. Whit Armstrong
                                          J. Christopher Flowers

     The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act (together, the "Acts"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

     The graph below reflects the cumulative shareholder return (assuming the reinvestment of dividends) on the Common Stock compared to the return on the Center for Research in Security Prices ("CRSP") Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and a return on an index made up of companies with comparable market capitalization as of December 31, 1997. The Company does not currently have an operating business, and as a result does not have a identifiable peer group index. The companies that comprise the custom composite index outlined below include: Ancor Communications, Incorporated, Biotransplant, Inc., Computron Software, Inc., Craftmade International, Inc., Featherlite MFG., Inc., Hungarian Tel & Cable Corp., Intellicorp, Inc., Iridex Corporation, Mesabi Trust, MFB Corp., Moscom Corporation, Network Event Theater, Inc., Norton Drilling Services, Inc. and Sport-Haley, Inc.

                            CUMULATIVE TOTAL RETURN
              BASED ON INITIAL INVESTMENT OF $100 ON APRIL 1, 1997
                           WITH DIVIDENDS REINVESTED

        MEASUREMENT PERIOD          THE ENSTAR GROUP,                     CUSTOM COMPOSITE
      (FISCAL YEAR COVERED)               INC.             NASDAQ US      INDEX (14 STOCKS)
01-APR-97                                         100                100                100
30-JUN-97                                         110                118                106
30-SEP-97                                         115                138                130
31-DEC-97                                         105                130                111

Source: Georgeson & Company Inc.

     The performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                 OTHER MATTERS



     The Board of Directors does not know of any other matters that are to be presented for consideration at the Special Meeting. Should any other matters properly come before the Special Meeting. It is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.


                           1999 SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 18, 1998 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

                 INCORPORATION OF PROXY STATEMENT BY REFERENCE

     This Proxy Statement shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Acts, except to the extent the Company specifically incorporates information contained herein by reference.

                                          By Order of the Board of Directors

                                                   /s/ Cheryl D. Davis
                                          Cheryl D. Davis
                                          Chief Financial Officer, Vice
                                          President of
                                          Corporate Taxes and Secretary

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              INVESTMENT AGREEMENT

                                 BY AND BETWEEN

                             THE ENSTAR GROUP, INC.

                                      AND

                             J. CHRISTOPHER FLOWERS

                             AS OF OCTOBER 20, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                  PAGE
                                                                                  ----
ARTICLE I
     PURCHASE AND SALE OF SHARES................................................   A-6
     Section 1.1    Purchase and Sale...........................................   A-6
     Section 1.2    Consideration...............................................   A-6
     Section 1.3    Closing.....................................................   A-7
     Section 1.4    Deliveries by Seller........................................   A-7
     Section 1.5    Deliveries by Buyer.........................................   A-7
     Section 1.6    Transfer Restrictions.......................................   A-7
ARTICLE II
     REPRESENTATIONS AND WARRANTIES OF SELLER...................................   A-8
     Section 2.1    Organization................................................   A-8
     Section 2.2    Authorization...............................................   A-8
     Section 2.3    Capitalization..............................................   A-8
     Section 2.4    Consents and Approvals; No Violations.......................   A-8
     Section 2.5    Financial Statements........................................   A-8
     Section 2.6    Absence of Material Adverse Change..........................   A-9
     Section 2.7    SEC Filings.................................................   A-9
     Section 2.8    Brokers, Finders and Investment Bankers Fees................   A-9
     Section 2.9    Hart Scott Rodino Act.......................................   A-9
     Section 2.10   State Takeover Laws.........................................   A-9
     Section 2.11   Investment Company..........................................   A-9
     Section 2.12   Litigation..................................................   A-9
     Section 2.13   NOLs........................................................   A-9
ARTICLE III
     REPRESENTATIONS AND WARRANTIES OF BUYER....................................  A-10
     Section 3.1    Authority of Buyer..........................................  A-10
     Section 3.2    Consents and Approvals; No Violations.......................  A-10
     Section 3.3    Net Worth...................................................  A-10
     Section 3.4    Brokers, Finders and Investment Bankers Fees................  A-10
     Section 3.5    Investment Representations..................................  A-10
     Section 3.6    Hart Scott Rodino Act.......................................  A-11
     Section 3.7    Litigation..................................................  A-11
ARTICLE IV
     COVENANTS AND AGREEMENTS...................................................  A-11
     Section 4.1    Reasonable Best Efforts.....................................  A-11
     Section 4.2    Covenant to Satisfy Conditions..............................  A-11
     Section 4.3    Public Announcements........................................  A-11
     Section 4.4    Proxy Statement and Special Meeting.........................  A-11
     Section 4.5    Board of Directors Position.................................  A-12
     Section 4.6    Share Transfer Restrictions.................................  A-12
     Section 4.7    Indemnification.............................................  A-12
     Section 4.8    Adjustments.................................................  A-13
     Section 4.9    Rights Agreement............................................  A-13
     Section 4.10   Vice-Chairman...............................................  A-13

                                                                                  PAGE
                                                                                  ----
     Section 4.11   Registration Rights.........................................  A-14
ARTICLE V
     STANDSTILL OBLIGATIONS.....................................................  A-14
     Section 5.1    Definitions.................................................  A-14
     Section 5.2    Standstill Obligations......................................  A-14
     Section 5.3    Termination of Standstill Obligations.......................  A-15
     Section 5.4    Fiduciary Duties............................................  A-15
ARTICLE VI
     CONFLICTING TRANSACTIONS...................................................  A-15
     Section 6.1    Conflicting Business Opportunities..........................  A-15
ARTICLE VII
     CONDITIONS TO OBLIGATIONS OF THE PARTIES...................................  A-15
     Section 7.1    Conditions to Each Party's Obligation.......................  A-15
     Section 7.2    Conditions to Obligations of Seller.........................  A-16
     Section 7.3    Conditions to Obligations of Buyer..........................  A-16
ARTICLE VIII
     TERMINATION................................................................  A-16
     Section 8.1    Termination.................................................  A-16
     Section 8.2    Procedure and Effect of Termination; Termination Fee........  A-17
ARTICLE IX
     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.....................  A-17
     Section 9.1    No Survival of Representations and Warranties...............  A-17
     Section 9.2    Survival of Covenants and Agreements........................  A-17
ARTICLE X
     MISCELLANEOUS..............................................................  A-17
     Section 10.1   Fees and Expenses...........................................  A-17
     Section 10.2   Further Assurances..........................................  A-17
     Section 10.3   Notices.....................................................  A-18
     Section 10.4   Severability................................................  A-18
     Section 10.5   Binding Effect; Assignment..................................  A-18
     Section 10.6   No Third Party Beneficiaries................................  A-19
     Section 10.7   Interpretation..............................................  A-19
     Section 10.8   Arbitration.................................................  A-19
     Section 10.9   Entire Agreement............................................  A-20
     Section 10.10  Governing Law...............................................  A-20
     Section 10.11  Counterparts................................................  A-20
     Section 10.12  Amendment, Modification and Waiver..........................  A-20

                                 DEFINED TERMS

TERM                                                            SECTION
----                                                          -----------
Affiliate...................................................  10.7(c)
Agreement...................................................  Preamble
Acquisition Proposal........................................  4.4(b)
Acquisition Transaction.....................................  4.4(b)
Amendment to the Rights Agreement...........................  2.10
Articles of Incorporation...................................  2.7
Board of Directors..........................................  Preamble
Buyer.......................................................  Preamble
Buyer Disclosure Letter.....................................  Article III
Buyer Material Adverse Effect...............................  3.2
Buyer Parties...............................................  6.1
Bylaws......................................................  2.7
Claim.......................................................  4.7(b)
Closing.....................................................  1.1
Closing Date................................................  1.3
Common Stock................................................  Preamble
Continuing Directors........................................  5.1
Director....................................................  Preamble
Enstar......................................................  Preamble
Exchange Act................................................  2.7
Financial Statements........................................  2.5
GAAP........................................................  2.5
GBCC........................................................  Preamble
Hart Scott Rodino Act.......................................  2.9
Indemnified Party...........................................  4.7(c)
NOLs........................................................  2.12
Material Conflict...........................................  6.1(c)
Permitted Transferee........................................  4.6(b)
Person......................................................  10.7(b)
Promissory Note.............................................  Preamble
Qualified Directors.........................................  Preamble
Recommendation..............................................  4.4(a)
Registration Rights Agreement...............................  7.2(d)
Rights Agreement............................................  2.7
Rules for Arbitration.......................................  10.8
SEC.........................................................  2.7
Seller Material Adverse Effect..............................  2.4
Share Price.................................................  Preamble
Shares......................................................  Preamble
Securities Act..............................................  1.6
Seller......................................................  Preamble
Seller Disclosure Letter....................................  Article II
Share Price.................................................  Preamble
Significant Proposal........................................  5.1
Special Meeting.............................................  Preamble
Superior Proposal...........................................  4.4(b)
Termination Fee.............................................  8.2(b)
Transaction.................................................  Preamble

                                    EXHIBITS


                          EXHIBIT                             NUMBER
                          -------                             ------
Form of Promissory Note.....................................   A-21
Form of Shareholder Letter..................................   A-22
Form of Registration Rights Agreement.......................   A-28

                              INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT, dated as of October 20, 1998 (the "Agreement"), by and between THE ENSTAR GROUP, INC., a Georgia corporation ("Seller" or "Enstar") and J. CHRISTOPHER FLOWERS, an individual resident of the State of New York ("Buyer").

                                  WITNESSETH:

     WHEREAS, Buyer has been an outside director of Seller (a "Director") since October of 1996;

     WHEREAS, Seller desires to secure the services of Buyer in an enhanced capacity as Vice Chairman of the Board of Directors of Seller (the "Board of Directors") and to utilize the services of Buyer to assist in the search for and acquisition of an operating company;

     WHEREAS, Buyer desires to assume an enhanced role with Seller as the Vice Chairman of the Board of Directors and in connection therewith desires to make a significant investment in Seller on the terms described in this Agreement;

     WHEREAS, Seller desires to sell to Buyer 1,158,860 newly issued shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock") of Seller at a price per share of $12.94375 (the "Share Price"), which represents the average of the closing prices for shares of Common Stock for the 10 trading days immediately preceding October 20, 1998, the date the Board of Directors approved the proposed sale of the Shares to Buyer;

     WHEREAS, Seller desires to sell the Shares to Buyer in exchange for a full recourse promissory note of Buyer in the form attached hereto as Exhibit 1 (the "Promissory Note" and the purchase and sale of the Shares in exchange for the Promissory Note is hereinafter referred to as the "Transaction");

     WHEREAS, the Seller has received an opinion from Stephens Inc. to the effect that the consideration to be received by Seller in the Transaction is fair to the disinterested shareholders of Seller from a financial point of view;

     WHEREAS, the qualified directors (the "Qualified Directors"), within the meaning of Section 14-2-862(d) of the Georgia Business Corporations Code (the "GBCC"), have approved the Transaction and recommend that the Transaction be approved by the holders of a majority of the qualified shares, within the meaning of Section 14-2-863(b) of the GBCC, in accordance with the requirements of Section 14-2-863 of the GBCC at a special meeting of the shareholders of Seller (the "Special Meeting"); and

     WHEREAS, each of the Qualified Directors, in their capacity as shareholders of Seller, have agreed to vote the shares of Common Stock owned by them at the Special Meeting in favor of the Transaction, and has heretofore delivered to Buyer for his benefit a letter in the form attached hereto as Exhibit 2 confirming such agreement.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, at the closing provided for in Section 1.3 hereof (the "Closing"), Seller agrees to sell, transfer and deliver to Buyer, and Buyer agrees to purchase, acquire and accept from Seller, the Shares.

     Section 1.2 Consideration. Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer and delivery of the Shares, Buyer will execute and deliver to Seller at the Closing the Promissory Note.

     Section 1.3 Closing. The Closing of the Transaction shall take place as promptly as practicable, but in any event no earlier than December 1, 1998 and no later than the fifth business day following the satisfaction or waiver of all of the conditions to Closing set forth in Article VII hereof, at 10:00 a.m., local time, at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, or on such other date and at such other time or place as the parties may agree. The date of the Closing is sometimes referred to herein as the "Closing Date."

     Section 1.4 Deliveries by Seller. At the Closing, Seller will deliver or cause to be delivered to Buyer (unless delivered previously) the following:

          (a) The stock certificate or certificates representing the Shares registered in such names and denominations as Buyer shall instruct Seller in writing prior to the Closing; and

          (b) All other documents, instruments and writings required or reasonably requested by Buyer to be delivered by Seller at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

     Section 1.5 Deliveries by Buyer. At the Closing, Buyer will deliver or cause to be delivered to Seller (unless previously delivered) the following:

          (a) The Promissory Note in accordance with Section 1.2 hereof; and

          (b) All other documents, instruments and writings required or reasonably requested by Seller to be delivered by Buyer at or prior to the Closing pursuant to this Agreement or otherwise reasonably required in connection herewith.

     Section 1.6 Transfer Restrictions. Buyer acknowledges and agrees that the Shares will be sold to Buyer in a sale not involving any public offering, and that the subsequent resale or transfer of the Shares will be restricted under federal and state securities laws. Each certificate representing the Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

          THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS ENSTAR HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

     Each certificate issued upon exchange or transfer of any such Shares will bear the legend set forth above, except that such certificate will not bear such legend (and Seller will cause any such legend to be removed) if (i) such transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) Seller is provided with an opinion of counsel reasonably satisfactory to Seller to the effect that such transfer of the Shares may be effected without registration under the Securities Act or applicable state securities laws and other jurisdictions and that the transferee (other than an affiliate of Seller) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

     Buyer acknowledges that there are additional restrictions on the transfer of the Shares contained in Section 4.6 of this Agreement, and that the certificate(s) evidencing the Shares will bear an appropriate legend relating to such additional transfer restrictions. The foregoing provisions of this Section
1.6 shall not be deemed to affect the obligations of Seller under the Registration Rights Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     With such exceptions as are set forth in a letter (the "Seller Disclosure Letter") delivered by Seller to Buyer prior to the execution of this Agreement, Seller hereby represents and warrants to Buyer as follows:

     Section 2.1 Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 2.2 Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Seller of its covenants and agreements hereunder have been duly and validly authorized by the Board of Directors. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 2.3 Capitalization. The authorized capital stock of Seller consists of 55,000,000 shares of Common Stock. As of the date hereof, there are 4,106,709 shares of Common Stock issued and outstanding. Each share of Common Stock which is outstanding as of the date hereof is duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. There are no outstanding securities convertible into, exchangeable for, or carrying the right to acquire, Common Stock of Seller, nor are there any subscriptions, warrants, options, rights or other arrangements or commitments (other than this Agreement) which could obligate Seller to issue any shares of its Common Stock. The Shares have been duly authorized, and on the Closing Date the Shares will be duly issued and delivered, and upon payment therefor in accordance with the terms and conditions hereof, the Shares will constitute validly issued, fully paid and nonassessable shares of Common Stock, free of preemptive rights.

     Section 2.4 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Seller; (b) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority; (c) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Seller is a party or by which Seller or any of its assets may be bound; or (d) violate any order, injunction, decree, statute, rule or regulation applicable to Seller, excluding from the foregoing clauses (b), (c) and (d) such requirements, violations, conflicts, defaults or rights which would not have a material adverse effect upon the assets, liabilities, results of operations, financial condition, business or prospects of Seller and its subsidiary, taken as a whole (a "Seller Material Adverse Effect").

     Section 2.5 Financial Statements. Seller has made available to Buyer: (a) the audited balance sheets of Seller and its subsidiary as of December 31, 1996 and 1997 and the audited statements of income and cash flows thereof for the respective fiscal years then ended, including the notes thereto; and (b) the unaudited balance sheet of Seller and its subsidiary as of June 30, 1998 and the unaudited statements of income and cash flows thereof for the six month period then ended. All of the foregoing financial statements are hereinafter collectively referred to as the "Financial Statements". Except as disclosed in the Financial Statements, the Financial Statements have been prepared from, and are in accordance with, the books and records of Seller and present fairly, in all material respects, the consolidated financial position and consolidated results of operations of Seller and its subsidiary as of the dates and for the applicable periods indicated, in each case in conformity with generally accepted accounting principles ("GAAP"), consistently applied.

     Section 2.6 Absence of Material Adverse Change. Except as otherwise contemplated by this Agreement, since June 30, 1998, (i) the business of Seller and its subsidiary has been carried on only in the ordinary and usual course and
(ii) there has not been any Seller Material Adverse Effect.

     Section 2.7 SEC Filings. Since March 27, 1997, Seller has filed all forms, reports and documents, including any amendments thereof, with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder, each of which complied as to form, at the time such form, report or document was filed, including any amendments thereto, in all material respects with the applicable requirements of the Securities Act and Exchange Act and the applicable rules and regulations promulgated thereunder. As of their respective dates, the forms, reports and documents, including any amendments thereto, filed by Seller with the SEC did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The filings with the SEC made by Seller prior to the date hereof contain a true, complete and correct copy of each of the articles of incorporation of Seller (the "Articles of Incorporation"), the Bylaws of Seller (the "Bylaws") and the rights agreement dated as of January 20, 1997 between Seller and American Stock Transfer & Trust Company, as rights agent (the "Rights Agreement).

     Section 2.8 Brokers, Finders and Investment Bankers Fees. Except for the engagement of Stephens Inc. to deliver an opinion as to the fairness of the consideration to be received by Seller in the Transaction, Seller has not employed any financial advisor or finder or incurred any liability for any broker, investment banker or other financial advisor in connection with this Agreement or the transactions contemplated hereby.

     Section 2.9 Hart Scott Rodino Act. For purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "Hart Scott Rodino Act"), neither Seller nor any Person that includes Seller has total assets or annual net sales of $100,000,000 or more.

     Section 2.10 State Takeover Laws. The Board of Directors of the Seller has taken all actions necessary so that the Buyer is not an "interested stockholder" for purposes of Sections 14-2-1131 through 14-2-1133 of the GBCC. Seller is not subject to any other takeover statute applicable under the GBCC. On the date hereof and on the Closing Date, the Rights Agreement has been amended (the "Amendment to the Rights Agreement") to exclude from the definition of "Acquiring Person" (as such term is defined in the Rights Agreement) Buyer and his Permitted Transferees and to otherwise exempt the Transaction and certain related matters and any transfer of the Shares or the pledge thereof in accordance with the provisions of Section 4.6(b)(i), (ii) or (iii) from the applicable provisions of the Rights Agreement.

     Section 2.11 Investment Company. Seller is not, and as a result of and after giving effect to the consummation of the Transaction will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended. To the knowledge of Seller, Seller is not a company controlled by such an investment company.

     Section 2.12 Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending or, to the knowledge of Seller, currently threatened against Seller that questions the validity of this Agreement, the Registration Rights Agreement or the Promissory Note or the right of Seller to enter into, or to consummate, the transactions contemplated hereby or thereby, or that is reasonably likely, either individually or in the aggregate, to have a Seller Material Adverse Effect, nor does Seller have knowledge that there is any basis for any of the foregoing. Seller is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names Seller or its subsidiary and as to which either compliance or noncompliance is reasonably likely to have a Seller Material Adverse Effect. There is no action, suit, proceeding or investigation by Seller currently pending or which Seller intends to initiate that is material to the operations of Seller.

     Section 2.13 NOLs. None of the net operating loss carryforwards or tax credits of the Seller or its subsidiary ("NOLs") are subject to any current limitation resulting from an ownership change under Section 382 or 383 of the Internal Revenue Code of 1986 and neither the entering into of this Agreement nor the consummation of the Transaction will result in the occurrence of an ownership change upon the date hereof or the Closing Date.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     With such exceptions as are set forth in a letter (the "Buyer Disclosure Letter") delivered by Buyer to Seller prior to the execution of this Agreement, Buyer hereby represents and warrants to Seller as follows:

     Section 3.1 Authority of Buyer. Buyer is an individual resident of the State of New York and Buyer has the capacity to execute and deliver this Agreement and perform his obligations hereunder. No other actions on the part of Buyer are necessary to permit the execution, delivery and performance of this Agreement by Buyer or the consummation of the transactions so contemplated by Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except that (a) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.2 Consents and Approvals; No Violations. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will (a) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any governmental or regulatory authority; (b) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Buyer is a party or by which Buyer or any of his assets may be bound; or (c) violate any order, injunction, decree, statute, rule or regulation applicable to Buyer, excluding from the foregoing clauses (a), (b) and (c) such requirements, violations, conflicts, defaults or rights which would not have a material adverse effect upon the assets, liabilities, financial condition or prospects of Buyer (a "Buyer Material Adverse Effect").

     Section 3.3 Net Worth. As of the date hereof and as of the Closing Date, Buyer has and will have the minimum net worth, calculated in accordance with GAAP, as set forth in the Buyer Disclosure Letter.

     Section 3.4 Brokers, Finders and Investment Bankers Fees. Buyer has not employed any financial advisor or finder or incurred any liability for any broker, investment banker or other financial advisor in connection with this Agreement or the transactions contemplated hereby.

     Section 3.5  Investment Representations.

          (a) Buyer is acquiring the Shares for his own account, for investment, and not with a view toward the resale or distribution thereof in violation of the Securities Act or any applicable state securities laws.

          (b) Buyer understands that he must bear the economic risk of his investment in the Shares for an indefinite period of time because the Shares are not and will not be registered under the Securities Act or any applicable state securities laws, and except as provided in the Registration Rights Agreement (defined herein) may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available.

          (c) Buyer represents that he has the ability to bear the economic risks of his investment in the Shares for an indefinite period of time. Buyer further acknowledges that he has retained counsel to represent him in connection with the matters contemplated hereby and that Buyer has had the opportunity to ask questions of, and receive answers from, Seller with respect to the business and financial condition of Seller and the terms and conditions of the Shares and to obtain any additional information which Seller possesses or can acquire without unreasonable effort or expense that is necessary to verify such information.

          (d) Buyer represents that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his investment in the Shares. Buyer further represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to his purchase of the Shares.

     Section 3.6 Hart Scott Rodino Act. For purposes of the Hart Scott Rodino Act, Buyer and all entities directly or indirectly controlled by Buyer do not have total assets or annual sales of $100,000,000 or more.

     Section 3.7 Litigation. As of the date hereof, there is no action, suit, proceeding or investigation pending or, to the knowledge of Buyer, currently threatened against Buyer that questions the validity of this Agreement, the Registration Rights Agreement or the Promissory Note or the right of Buyer to enter into, or to consummate, the transactions contemplated hereby or thereby, or that is reasonably likely, either individually or in the aggregate, to have a Buyer Material Adverse Effect, nor does Buyer have knowledge that there is any basis for any of the foregoing. Buyer is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that specifically names Buyer as to which either compliance or noncompliance is reasonably likely to have a Buyer Material Adverse Effect. There is no action, suit, proceeding or investigation by Buyer currently pending or which Buyer intends to initiate that is material to the assets, liabilities or financial condition of Buyer.

                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

     Section 4.1 Reasonable Best Efforts. Each of Seller and Buyer shall cooperate and use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transaction by December 31, 1998.

     Section 4.2 Covenant to Satisfy Conditions. Seller will use its reasonable best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Seller, and Buyer will use his reasonable best efforts to ensure that the conditions set forth in Article VII hereof are satisfied, insofar as such matters are within the control of Buyer.

     Section 4.3 Public Announcements. Upon the execution of this Agreement, Seller and Buyer will consult with each other with respect to the issuance of a joint press release with respect to this Agreement and the transactions contemplated hereby. Prior to the Closing, except as otherwise agreed to by the parties, the parties shall not issue any report, statement or press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby, except as in the reasonable judgment of the party may be required by law or in connection with the obligations of a publicly-held company. Upon the Closing, Seller and Buyer will consult with each other with respect to the issuance of a joint press release with respect to the consummation of the transactions contemplated hereby.

     Section 4.4  Proxy Statement and Special Meeting.

          (a) Seller shall prepare and file with the SEC as soon as is reasonably practicable a proxy statement relating to the Transaction. Seller shall call the Special Meeting to be held as soon as practicable after the date hereof for the purpose of voting upon the Transaction. Seller will use its reasonable best efforts to hold the Special Meeting as promptly as practicable and will, through its Qualified Directors, recommend that its shareholders approve the Transaction in accordance with the requirements of Section 14-2-863 of the GBCC (the "Recommendation") except as set forth in, and subject to the terms and conditions contained in, Section 4.4(b) hereof.

          (b) Prior to the Special Meeting, the Qualified Directors may withdraw the Recommendation if there is an unsolicited bona fide written proposal or offer with respect to the purchase of all or a significant portion of the assets, or fifteen percent (15%) or more of the capital stock of, Seller (any of the foregoing being hereinafter referred as an "Acquisition Transaction"), if and only to the extent that: (i) the Qualified Directors conclude in good faith (after consultation with their financial advisor) that such Acquisition Transaction is reasonably capable of being completed, taking into account all legal, financial and other aspects of the proposal and the Person making the proposal, and would, if consummated, result in a transaction more favorable to Seller's shareholders from a financial point of view than the Transaction (any such proposal or offer, an "Acquisition Proposal" and any such more favorable transaction, a "Superior Proposal"), (ii) the Qualified Directors conclude in good faith (after consultation with their financial advisor and legal counsel) that the Superior Proposal is not capable of being completed without termination of this Agreement; and (iii) the Qualified Directors determine in good faith, after consultation with their legal counsel, that the fiduciary duties of the Qualified Directors to the shareholders of Seller under applicable law requires that the Qualified Directors withdraw such recommendation. Until the Closing Date, the Seller agrees that neither it nor its subsidiary nor any of its executive officers or directors shall, directly or indirectly, initiate, solicit, knowingly encourage or otherwise facilitate any inquiries with respect to or the making of any Acquisition Proposal.

          Section 4.5 Board of Directors Position. Seller agrees, through its Board of Directors, to nominate Buyer for election to the Board of Directors as a Class I Director by the shareholders of Seller for so long as Buyer owns five percent (5%) or more of the outstanding capital stock of Seller; provided, however, that Seller's obligations under this Section 4.5 shall terminate and expire on the sixth anniversary of the Closing Date.

     Section 4.6  Share Transfer Restrictions.

          (a) Buyer and Seller agree that, without the prior written consent of Seller, Buyer will not sell, transfer or otherwise, directly or indirectly, dispose of any of the Shares prior to the second anniversary of the Closing Date; provided, however, that the restrictions on transfer set forth in this Section 4.6 shall terminate and expire upon the earlier of: (i) the repayment in full of the Promissory Note; (ii) Buyer no longer being a Director (other than as a result of Buyer resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Seller for cause); or (iii) the Continuing Directors (as defined herein) shall no longer constitute a majority of the Board of Directors of Seller.

          (b) Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the matters contemplated hereby, the restriction contained in Section 4.6(a) hereof shall not: (i) prohibit Buyer from, and Buyer shall be entitled to participate in, (1) any offer made by Seller to its shareholders generally (including, without limitation, any tender or exchange offer or share repurchase program) and
     (2) any merger, tender offer, reorganization, share exchange, consolidation or similar transaction approved by the Board of Directors; (ii) apply to any bona fide pledge of the Shares by Buyer (it being understood that the pledgee thereunder shall remain subject to the restrictions set forth in
     Section 4.6(a) hereof); and (iii) apply to any transfer of the Shares to Buyer's immediate family members (including grandchildren), to any entity in which Buyer or members of his immediate family own all of the capital stock or equity interests or to or among Buyer's estate (including, without limitation, any transfer by Buyer to or among any trust, custodial or other similar accounts or funds for the benefit of Buyer or any other member of his immediate family), in each instance with such transferee (each, a "Permitted Transferee"), remaining subject to the restrictions set forth in
     Section 4.6(a) hereof.

          (c) Buyer and Seller further acknowledge and agree that the certificate or certificates evidencing the Shares shall bear a legend reflecting the transfer restrictions set forth in this Section 4.6 for so long as such transfer restrictions shall remain in effect in accordance with the terms of this Section 4.6.

     Section 4.7  Indemnification.

          (a) Buyer and Seller acknowledge and agree that if any action or omission of Buyer in connection with the matters contemplated by this Agreement is not subject to indemnification pursuant to the provisions set forth in Article VI of Seller's Bylaws (which indemnification provisions insofar as they relate to Buyer and the transactions contemplated hereby or any other document executed in connection herewith shall not be amended, altered or otherwise modified without the prior written consent of Buyer for a period of six years after the Closing Date), then such action or omission shall be indemnifiable pursuant to the terms and conditions set forth in Section 4.7(b) and (c) hereof.

          (b) Seller agrees to indemnify and hold harmless Buyer and any of his Affiliates (direct or indirect) from and against all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever ("Claims") which may be incurred by or asserted against or involve Buyer, or any of his Affiliates (direct or indirect) as a result of any third-party claim arising out of the transactions contemplated hereby and, upon demand by Buyer or any such Affiliate, pay or reimburse any of Buyer or his Affiliates for any reasonable out-of-pocket legal or other expenses, and other costs incurred by Buyer or its Affiliates (direct or indirect) in connection with the investigation, defending or preparing to defend any such Claim, provided that the foregoing indemnity shall not apply to the extent any Claim arises from the gross negligence or willful misconduct of an Indemnified Party (as defined herein).

          (c) Each person entitled to indemnification under Section 4.7(b) hereof (each an "Indemnified Party") shall give notice to Seller promptly after such Indemnified Party has actual knowledge of any Claim as to which indemnity may be sought, and shall permit Seller to assume the defense of any such Claim; provided, that counsel for Seller, who shall conduct the defense of such Claim, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and Seller in such action, in which case the reasonable fees and expenses for one such counsel for all Indemnified Parties (and one local counsel) shall be at the expense of Seller), and provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve Seller of its obligations under
     Section 4.7(b) or this Section 4.7(c) except, and only to the extent that, such failure to give notice as provided herein results in the forfeiture of material rights or material defenses otherwise available to Seller or the Indemnified Party with respect to such Claim. Seller may not, in the defense of any such Claim, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Claim. Each Indemnified Party shall furnish such information regarding itself or the Claim in question as Seller may reasonably request in writing and as shall be reasonably required in connection with the defense of such Claim.

     Section 4.8  Adjustments.

          (a) If the number of shares of Common Stock outstanding at any time after the date hereof and prior to the Closing is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split up, the Share Price shall be appropriately decreased so that the number of Shares to be acquired by Buyer shall be increased in proportion to such increase in outstanding shares.

          (b) If the number of shares of Common Stock outstanding at any time after the date hereof and prior to the Closing is decreased by a combination of the outstanding shares of Common Stock, then, following the record date fixed for such combination, the Share Price shall be appropriately increased so that the number of Shares to be acquired by Buyer shall be decreased in proportion to such decrease in outstanding shares.

     Section 4.9 Rights Agreement. The Amendment to the Rights Agreement shall remain in full force and effect at all times.

     Section 4.10 Vice-Chairman. On or prior to the Closing Date, Seller shall appoint Buyer Vice Chairman of the Board of Directors to serve in such capacity at the discretion of the Board of Directors, which position shall be an executive position, and in such capacity Buyer shall assist Seller in the search for and acquisition of an operating company. In his capacity as Vice Chairman of the Board of Directors, Buyer shall be entitled to reimbursement of his out-of-pocket expenses incurred in connection with providing services to Seller and such other compensation and remuneration as the Board of Directors of Seller shall determine in its discretion. Seller acknowledges and agrees that Buyer is and will be engaged in other business activities and that there shall be no specific time commitment applicable to Buyer with respect to the performance of his services as Vice Chairman of the Board.

     Section 4.11 Registration Rights. Seller covenants that it will not hereinafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to Buyer in the Registration Rights Agreement.

                                   ARTICLE V

                             STANDSTILL OBLIGATIONS

     Section 5.1  Definitions.  For purposes of this Article V

     "Significant Proposal" means any proposal for: (a) a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving Seller; (b) a recapitalization, liquidation, dissolution or similar transaction involving Seller; (c) a sale of all or substantially all of the assets of Seller; (d) the removal of a Continuing Director or the increase in the number of directors constituting the Board of Directors; or (e) the acquisition of twenty percent (20%) or more of the outstanding capital stock of Seller, other than in connection with the Transaction.

     "Continuing Directors" means T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member hereinafter added to the Board of Directors by a majority vote of such Continuing Directors.

     Section 5.2  Standstill Obligations.  Subject to the provisions of Sections
5.3 and 5.4 of this Agreement, Buyer will not and will not authorize any of its agents or representatives to, without prior written approval of a majority of the Continuing Directors, directly or indirectly, acting alone or in concert with others:

          (a) acquire, offer to acquire, or agree to acquire, by purchase or otherwise, any capital stock or direct or indirect rights to acquire any capital stock of Seller, other than (i) any capital stock or rights offered generally to the other shareholders of Seller (including, without limitation, in connection with a tender or exchange offer, a merger, consolidation, share exchange or other business combination involving Seller); (ii) any rights issued under the Rights Agreement and any shares of capital stock acquired upon the exercise thereof; (iii) capital stock or rights acquired pursuant to the terms and conditions of any agreement or arrangement approved by a majority of the Continuing Directors in office at the time such agreement or arrangement is or was approved by the Board of Directors (including, without limitation, all stock options issued to Buyer); or (iv) capital stock or rights acquired pursuant to a transaction approved by a majority of the Continuing Directors in office at the time such transaction is or was approved by the Board of Directors;

          (b) submit a proposal for, or offer to effect any Significant
     Proposal;

          (c) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of capital stock of Seller in connection with a Significant Proposal; or

          (d) form, join or in any way participate in a "group" as defined in Rule 13d-5(b) under the Exchange Act in connection with any of the foregoing.

     Buyer will promptly advise Seller of any inquiry or proposal made to Buyer with respect to any of the foregoing and describe, in reasonable detail, the terms and conditions thereof.

     Section 5.3 Termination of Standstill Obligations. The standstill obligations of Buyer described in Section 5.2 of this Article shall commence upon execution hereof and shall terminate upon the earlier to occur of the following events:

          (a) termination of this Agreement pursuant to Article VIII hereof;

          (b) Buyer shall beneficially own five percent (5%) or fewer of the outstanding shares of capital stock of Seller for a period of at least ninety (90) consecutive days;

          (c) the Continuing Directors no longer constitute a majority of the Board of Directors;

          (d) Buyer no longer being a Director (other than as a result of Buyer resigning from his directorship or Buyer being removed from his directorship by an affirmative vote of the shareholders of Seller for cause); or

          (e) the sixth anniversary of the Closing Date.

     Section 5.4 Fiduciary Duties. Notwithstanding anything to the contrary contained in this Article V (including, without limitation, Section 5.2(b)), this Agreement or any other agreement contemplated hereby, Buyer shall have the right to take action or omit to take action in his capacity as a Director of Seller for so long as he serves in such capacity.

                                   ARTICLE VI

                            CONFLICTING TRANSACTIONS

     Section 6.1  Conflicting Business Opportunities.

          (a) Seller acknowledges and agrees that Buyer and any entities in which Buyer may invest or which Buyer may control (collectively, the "Buyer Parties") are or may be engaged in the future in business activities that compete with Seller or are in the same lines of business as Seller. The Buyer Parties shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as Seller, or (ii) do business with any client or customer of Seller. Accordingly, Buyer will not be liable to Seller or to its shareholders for breach of any fiduciary duty by reason of any such activities.

          (b) In the event that Buyer acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Buyer and Seller, Buyer is not under any duty to present such corporate opportunity to Seller, and Buyer (i) will not be liable to Seller or its shareholders for breach of any fiduciary duty as a shareholder of Seller by reason of the fact that Buyer or any other Buyer Party pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person or does not present the corporate opportunity to Seller and (ii) shall be deemed not to have breached Buyer's duty of loyalty to Seller or its shareholders and not to have derived an improper personal benefit therefrom.

                                  ARTICLE VII

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

     Section 7.1 Conditions to Each Party's Obligation. The respective obligation of each party to consummate the transactions contemplated hereby is subject to the satisfaction at or prior to the Closing of the following conditions:

          (a) No statute, rule or regulation shall have been enacted, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the transactions contemplated hereby;

          (b) There shall not be in effect any judgment, order, injunction or decree of any court of competent jurisdiction enjoining the consummation of the transactions contemplated hereby;

          (c) There shall not be any suit, action, investigation, inquiry or other proceeding commenced by any governmental or other regulatory or administrative agency or commission which seeks to enjoin or otherwise prevent consummation of the transactions contemplated hereby; and

          (d) The Transaction shall have been approved at the Special Meeting by a majority of the total votes entitled to be cast by the holders of all qualified shares of Common Stock at such Special Meeting in accordance with
     Section 14-2-863 of the GBCC.

     Section 7.2 Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of Buyer contained in Article IV of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations and warranties which are as of a specific date;

          (b) Buyer shall have performed in all material respects his obligations under this Agreement required to be performed by him at or prior to the Closing pursuant to the terms hereof;

          (c) Buyer shall have delivered to Seller those items set forth in
     Section 1.5 hereof; and

          (d) Buyer shall have duly executed and delivered the Registration Rights Agreement in the form attached as Exhibit 7.2 to this Agreement (the "Registration Rights Agreement").

     Section 7.3 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby are further subject to the satisfaction (or waiver) at or prior to the Closing of the following conditions:

          (a) The representations and warranties of Seller contained in Article II of this Agreement shall be true and correct in all material respects at the date hereof and as of the Closing as if made at and as of such time, except for changes permitted or contemplated hereby and except for representations and warranties which are as of a specific date;

          (b) Seller shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Closing pursuant to the terms hereof;

          (c) Seller shall have delivered to Buyer those items set forth in
     Section 1.4 hereof and the Amendment to the Rights Agreement shall be in full force and effect; and

          (d) Seller shall have duly executed and delivered the Registration Rights Agreement.

                                  ARTICLE VIII

                                  TERMINATION

     Section 8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) at any time, by mutual written consent of Seller and Buyer;

          (b) at any time on or after March 1, 1999 by either party, if the Closing shall not have occurred on or prior to such date;

          (c) by either party if, at the Special Meeting, the shareholders fail to approve the Transaction in accordance with the requirements of Section 14-2-863 of the GBCC, and such meeting is ended without any adjournment to another time; and

          (d) by either party, if the Qualified Directors shall have withdrawn their recommendation of the Transaction in accordance with Section 4.4(b) hereof.

     Section 8.2  Procedure and Effect of Termination; Termination Fee.

          (a) In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby pursuant to Section 8.1 hereof, written notice thereof shall forthwith be given by Seller, on the one hand, or Buyer, on the other hand, so terminating to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by Seller, on the one hand, or Buyer, on the other hand. If this Agreement is terminated pursuant to
     Section 8.1 hereof and other than as set forth in Section 8.2(b) herein, there shall be no liability or obligation hereunder on the part of Seller or Buyer or any of their respective directors, officers, employees, Affiliates, controlling persons, agents or representatives, except that Seller or Buyer, as the case may be, shall have liability to the other party if the basis of termination is a willful, material breach by Seller or Buyer, as the case may be, of one or more of the provisions of this Agreement, and except that the obligations provided for in this Section 8.2 and Sections 4.7 and 10.1 hereof shall survive any such termination.

          (b) If this Agreement is terminated (i) pursuant to Section 8.1(d) or
     (ii) pursuant to Section 8.1(c), and, in the case of clause (ii), if prior to the Special Meeting (or an adjournment thereof) an Acquisition Transaction was pending or consummated or an Acquisition Proposal was made and within one year after the termination of this Agreement Seller consummates or enters into an Acquisition Transaction with any Person (other than Buyer), Seller shall (A) at the time of such termination in the case of a termination under clause (i) above or (B) upon consummation of such Acquisition Transaction in the case of a termination under clause (ii) above, pay Buyer a fee of $1,000,000 (the "Termination Fee"). Any termination by Seller under Section 8.1(d) shall not be effective unless the Termination Fee is paid.

                                   ARTICLE IX

             SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS

     Section 9.1 No Survival of Representations and Warranties. The representations and warranties of Seller and Buyer made in Articles II and III hereof, respectively, shall not survive the Closing and, except as provided in
Section 8.2 hereof, shall not survive any termination of this Agreement.

     Section 9.2 Survival of Covenants and Agreements. The various covenants and agreements of the parties contained herein shall survive until fully performed and satisfied (or waived) in accordance with the terms hereof.

                                   ARTICLE X

                                 MISCELLANEOUS

     Section 10.1 Fees and Expenses. Each of Seller and Buyer shall bear its own fees, costs and expenses incurred in connection with the matters contemplated hereby; provided, however, that Seller shall reimburse Buyer for his reasonable out-of-pocket expenses incurred in connection with the Transaction in an amount not to exceed $50,000. This limitation on Buyer's out-of-pocket reimbursement shall not affect Buyer's rights under Section 4.7 hereof and Section 4.10 hereof or under the Registration Rights Agreement.

     Section 10.2 Further Assurances. From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the matters contemplated hereby.

     Section 10.3 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (a) personal delivery; (b) facsimile transmission; (c) registered or certified mail, postage prepaid, return receipt requested; or (d) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                                          If to Buyer, to:

                                          J. Christopher Flowers
                                          4 East 70th Street
                                          New York, New York 10021
                                          Facsimile: (212) 517-3933

                                          with a copy to:

                                          Willkie Farr & Gallagher
                                          787 Seventh Avenue
                                          New York, NY 10019-6099
                                          Facsimile: (212) 728-8111
                                          Attention: Thomas M. Cerabino, Esq.

                                          If to Seller, to:

                                          The Enstar Group, Inc.
                                          172 Commerce Street, 3rd Floor
                                          Montgomery, AL 36104
                                          Facsimile: (334) 834-2530
                                          Attention: Mr. Nimrod T. Frazer

                                          with a copy to:

                                          King & Spalding
                                          191 Peachtree Street
                                          Atlanta, Georgia 30303-1763
                                          Facsimile: (404) 572-5145
                                          Attention: William R. Spalding, Esq.

     All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     Section 10.4 Severability. Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

     Section 10.5 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other party hereto.

     Section 10.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of Seller, and its successors and permitted assigns, with respect to the obligations of Buyer under this Agreement, and for the benefit of Buyer, and his permitted assigns, with respect to the obligations of Seller, under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

     Section 10.7  Interpretation.

          (a) The Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) As used in this Agreement, the term "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          (c) As used in this Agreement, the term "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     Section 10.8  Arbitration.  Each of Seller and Buyer agrees as follows:

          (a) Seller and Buyer shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Agreement by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

          (b) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 10.8(f)) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Seller, one arbitrator shall be selected by Buyer and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (i) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who are attorneys or retired judges and (iii) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Seller and Buyer to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable.

          (c) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Seller and Buyer may agree.

          (d) Any arbitration award under this Section 10.8 shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Seller or Buyer.

          (e) Any party to an arbitration proceeding under this Section 10.8 shall be entitled to be reimbursed by the other party for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

          (f) Notwithstanding anything else in this Section 10.8 to the contrary, Seller and Buyer shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 10.8.

     Section 10.9 Entire Agreement. This Agreement and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

     Section 10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

     Section 10.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 10.12 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of Seller and Buyer. Any failure of Seller or Buyer to comply with any term or provision of this Agreement may be waived, with respect to Buyer, by Seller and, with respect to Seller, by Buyer, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                          THE ENSTAR GROUP, INC.

                                          By:     /s/ NIMROD T. FRAZER
                                            ------------------------------------
                                            Name: Nimrod T. Frazer
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                          J. CHRISTOPHER FLOWERS

                                              /s/ J. CHRISTOPHER FLOWERS
                                           -------------------------------------

                                                                       EXHIBIT 1

                            FORM OF PROMISSORY NOTE

$15,000,000.00                                                  Atlanta, Georgia
                                                                     , 1998((1))

     FOR VALUE RECEIVED, without grace, J. CHRISTOPHER FLOWERS, an individual resident of the State of New York (the "Borrower"), promises to pay to the order of THE ENSTAR GROUP, INC., a Georgia corporation (herein called the "Lender", and together with any subsequent holder of this Note, called the "Holder"), in the manner set forth below, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) or, if less, the unpaid principal amount.

     This Promissory Note is repayable in full on           , 2000((2)) (the
"Maturity Date") when the entire principal balance of this Note, together with all accrued and unpaid interest, shall mature and be then due and payable, unless sooner accelerated in accordance with the terms hereof.

     In addition to principal, the Borrower agrees to pay interest, and this Note shall bear interest on the unpaid principal balance hereof, on an Actual/360 Day Basis, from the date hereof until payment in full at an annual fixed rate of interest equal to 4.06% (the "Note Rate").

     In addition to principal and interest, the Borrower also agrees to pay all costs of collection, including, without limitation, actual attorneys' fees and disbursements incurred if the indebtedness evidenced hereby is collected by or through an attorney-at-law.

     The Borrower further agrees with the Holder as follows:

SECTION 1.  DEFINITIONS.

     As used in this Note, the following capitalized terms are defined as follows:

          (a) "ACTUAL/360 DAY BASIS" means a method of computing interest on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that the interest accrued for each day will be computed by multiplying the interest rate applicable on that day by the unpaid principal balance on that day and dividing the result by 360.

          (b) "BOARD OF DIRECTORS" means the Board of Directors of Lender.

          (c) "BORROWER" has the meaning set forth in the first paragraph of this Note.

          (d) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which the Lender is closed for business.

          (e) "CONTINUING DIRECTORS" means T. Whit Armstrong, T. Wayne Davis, Nimrod T. Frazer and Jeffrey S. Halis and any new member hereinafter added to the Board of Directors by a majority of the Continuing Directors.

          (f) "DEFAULT RATE" means a rate of interest four percentage (4.00%) points per annum higher than the rate of interest otherwise in effect.

          (g) "EVENT OF DEFAULT" is defined in Section 4. An Event of
     Default "exists" if an Event of Default has occurred, is continuing and has not been cured.

          (h) "HOLDER" has the meaning set forth in the first paragraph hereof.

---------------

(1)Insert Closing Date.

(2)Insert second anniversary of Closing Date.

          (i) "LENDER" has the meaning set forth in the first paragraph hereof.

          (j) "LOAN DOCUMENTS" means this Promissory Note and all other documents executed in connection with this transaction, in each case as amended, modified or supplemented from time to time.

          (k) "MATURITY DATE" has the meaning set forth in the second paragraph hereof.

          (l) "NOTE" means this Promissory Note, either as originally executed or as the same may be amended, supplemented or otherwise modified from time to time.

          (m) "NOTE RATE" has the meaning set forth in the third paragraph hereof.

          (n) "QUARTERLY INTEREST PAYMENT" has the meaning set forth in Section 2 of this Note.

          (o) "QUARTERLY INTEREST PAYMENT DATE" has the meaning set forth in
     Section 2 of this Note.

          (p) "RULES OF ARBITRATION" has the meaning set forth in Section 14 of this Note.

SECTION 2.  PLACE AND TIME OF PAYMENTS.

          (a) Interest on the outstanding principal balance hereof shall be due and payable quarterly, in arrears (each such payment, a "Quarterly Interest
     Payment"), with the first installment being payable on the      day of
               1999((3)), and subsequent installments being payable on the day of each succeeding [June], [September], [December] and [March] thereafter (each such payment date, a "Quarterly Interest Payment Date") until the Maturity Date, at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

          (b) The Borrower may at any time prepay all or any part of the outstanding principal indebtedness evidenced by this Note, without premium or penalty. Any prepayment shall be accompanied by the payment of accrued interest to the date of prepayment on the principal amount prepaid.

          (c) All payments by the Borrower to the Holder under this Note shall be made in lawful currency of the United States and in immediately available funds to the Lender at such address as shall be specified by the Holder by notice to the Borrower. Any payment received by the Holder after 2:00 p.m. (Atlanta, Georgia time) on a Business Day (or at any time on a day that is not a Business Day) shall be deemed made by the Borrower and received by the Holder on the following Business Day.

          (d) All amounts payable by the Borrower to the Holder under this Note for which a payment date is expressly set forth herein or therein shall be payable on the specified due date without notice or demand by the Holder. All amounts payable by the Borrower to the Holder under this Note for which no payment date is expressly set forth herein or therein shall be payable ten (10) days after written demand by the Holder to the Borrower. The Holder may, at its option, send written notice or demand to the Borrower of amounts payable on a specified due date pursuant to this Note, but the failure to send such notice shall not affect or excuse the Borrower's obligation to make payment of the amounts due on the specified due date.

          (e) To the extent that a Quarterly Interest Payment Date falls on a day that is not a Business Day, the corresponding Quarterly Interest Payment shall be payable on the next succeeding Business Day, and no interest shall be payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day. Any other payments that are due on a day that is not a Business Day, including but not limited to payment of the entire principal balance outstanding on the Maturity Date to the extent that the Maturity Date falls on a day that is not a Business Day, shall be payable on the next succeeding Business Day, and no interest shall be

---------------

(3)Insert date which is 3 months after the Closing Date.

     payable thereon for the number of elapsed days from the date that such payment was due to the date that such payment was made on the next succeeding Business Day.

SECTION 3.  DEFAULT RATE.

     If an Event of Default exists, this Note shall bear interest at the Default Rate, until the earlier of (a) such time as all amounts due hereunder are paid in full or (b) no such Event of Default exists.

SECTION 4.  EVENTS OF DEFAULT.

     The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") under this Note (whatever the reason for such event and whether or not it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any governmental authority): (a) any default shall be made in the payment when due of any of the obligations evidenced by this Note or any part thereof and such default shall continue unremedied for five (5) days; or (b) the filing of any petition or the commencement of any proceeding against the Borrower for relief under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization, or composition or extension of debt; or (c) the Borrower is no longer serving on the Board of Directors of the Lender as a result of the Borrower resigning from his directorship or being removed from his directorship by an affirmative vote of the shareholders of Lender for cause.

SECTION 5.  REMEDIES.

          (a) Upon the occurrence and during the continuation of an Event of Default (other than an Event of Default described in Section 4(b)), the Lender may, in its sole discretion, (i) terminate all obligations of the Lender to the Borrower, (ii) declare this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, actual attorneys' fees and disbursements if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived.

          (b) Upon the occurrence of an Event of Default under Section 4(b) all obligations of the Lender to the Borrower, shall (i) terminate automatically and (ii) this Note, including, without limitation, principal, accrued interest and costs of collection (including, without limitation, reasonable attorneys' fees if collected by or through an attorney at law or in bankruptcy, receivership or other judicial proceedings) shall become immediately due and payable, without presentment, demand, protest, or any other notice of any kind, all of which are expressly waived.

          (c) Upon the occurrence of an Event of Default and acceleration of this Note as provided in (a) or (b) above, the Lender may pursue any remedy available under this Note or available at law or in equity, all of which shall be cumulative. The order and manner in which the rights and remedies of the Lender under the Note and otherwise may be exercised shall be determined by the Lender in its sole discretion.

          (d) All payments with respect to this Note received by the Lender after the occurrence of an Event of Default and acceleration of this Note (regardless of how the Lender may treat the payments for the purpose of its own accounting) shall be applied first, to the costs and expenses (including actual attorneys' fees and disbursements) incurred by the Lender as a result of the Event of Default, as set forth above, second, to the payment of accrued and unpaid fees of the Lender, if any, third, to the payment of accrued and unpaid interest on this Note, to and including the date of such application, fourth, to the payment of the unpaid principal of this Note, and fifth, to the payment of all other amounts then owing to the Lender under the Note. No application of the payments will cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Note or prevent the exercise, or continued exercise, of rights or remedies of the Lender hereunder or under applicable law.

SECTION 6.  CERTAIN WAIVERS AND OTHER AGREEMENTS BY THE BORROWER.

          (a) AS TO THE OBLIGATIONS EVIDENCED BY THIS NOTE, THE BORROWER (i) WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, SUIT AND ALL OTHER REQUIREMENTS NECESSARY TO HOLD THE BORROWER LIABLE; AND (ii) AGREES TO PAY ALL COSTS OF COLLECTION, INCLUDING REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS, IN THE EVENT DEFAULT SHOULD BE MADE IN THE PAYMENT OF ANY OF THE OBLIGATIONS EVIDENCED BY THIS NOTE.

          (b) The Borrower (i) agrees that any obligations of the Borrower may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, discharged or released by the Holder, and any collateral, lien, right of set-off or other security for the obligations evidenced by this Note or any other obligations of the Borrower to the Holder may, from time to time, in whole or in part, be exchanged, sold, released, satisfied, or terminated, all without notice to, or in any way affecting or releasing any of the obligations of the Borrower; and (ii) agrees that the Holder will not be required first to resort to any guaranty or any other security pledged or granted to the Holder, but upon a default under this Note, the Holder may forthwith look to the Borrower for payment hereunder or may look to and realize upon any other security held by the Holder, in any order the Holder chooses, until the entire debt evidenced by this Note is paid.

SECTION 7.  SUCCESSORS AND ASSIGNS.

     Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including, without limitation, the estate of the Borrower, except that the Borrower may not assign or transfer its obligations under this Note without the prior written consent of the Holder; and all obligations of the Borrower under this Note shall bind the Borrower's successors and assigns and shall inure to the benefit of the successors and assigns of the Holder. For the avoidance of doubt, if the Lender transfers this Note, the Lender shall remain obligated to perform its covenants and agreements set forth in the Investment Agreement.

SECTION 8.  GOVERNING LAW.

     This Note shall be construed in accordance with and governed by the internal laws of the State of Georgia (without regard to conflict of law principles) except as otherwise required by mandatory provisions of law.

SECTION 9.  SEPARABILITY CLAUSE.

     If any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 10.  NO ORAL AGREEMENTS AND SECTION HEADINGS.

     This Note is the final expression of the agreement between the parties hereto, and this Note may not be contradicted by evidence of any prior oral agreement between such parties. All previous oral agreements between the parties hereto have been incorporated into this Note and there is no unwritten oral agreement between the parties hereto in existence. The section headings of this Note are inserted for convenience only and do not constitute a part of this Note.

SECTION 11.  WAIVER AND ELECTION.

     The exercise by the Holder of any option given under this Note shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Holder in exercising any right, power or remedy under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. No modification, termination or waiver of any provisions of this Note, nor consent to any departure by the Borrower therefrom, shall be effective unless in writing and signed by an authorized officer of the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

SECTION 12.  USURY LAWS.

     If any of the provisions of this Note are susceptible of being construed as binding or obligating the Borrower, under any circumstances or contingencies whatsoever, to pay interest in excess of that authorized by law, it is agreed that such provisions are a mistake in calculation or wording, and notwithstanding the same it is expressly agreed that the Borrower shall not ever be required or obligated under the terms hereof to pay interest in excess of that authorized by law. It is the intention of the parties hereto to conform strictly to the existing usury laws of the United States and of the State of Georgia, or of any state which applies its own usury laws to the exclusion of such usury laws; and any of the aforesaid contracts for interest shall be held to be subject to reduction to the amount allowed under said usury laws. If any excess of interest over the maximum lawful rate is contracted for or charged or collected the excess shall be applied to the outstanding principal due hereunder.

SECTION 13.  TIME OF ESSENCE.

     Time is of the essence of this Note.

SECTION 14.  ARBITRATION.

     Each of Lender and Borrower agrees as follows:

          (a) Lender and Borrower shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Note by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

          (b) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Lender, one arbitrator shall be selected by Borrower and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (i) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (ii) who are attorneys or retired judges and (iii) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Lender and Borrower to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This agreement to arbitrate is irrevocable.

          (c) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Lender and Borrower may agree.

          (d) Any arbitration award under this Section 14 shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Lender or Borrower.

          (e) Any party to an arbitration proceeding under this Section 14 shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

          (f) Notwithstanding anything else in this Section 14 to the contrary, Lender and Borrower shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14.

                                          BORROWER:                       (SEAL)

                                          By:
                                             -----------------------------------
                                               J. Christopher Flowers

Address of Borrower:

4 East 70th Street
New York, New York 10021

                                                                       EXHIBIT 2

                           FORM OF SHAREHOLDER LETTER

                                                                October 20, 1998

J. Christopher Flowers
4 East 70th Street
New York, New York 10021

Dear Mr. Flowers:

     This letter will confirm that in order to induce you to consummate the purchase and sale of shares of common stock, par value $.01 per share, of The Enstar Group, Inc. ("Seller") in exchange for a promissory note made by you (collectively, the "Transaction") as contemplated under that certain Investment Agreement dated as of October 20, 1998, by and between Seller and you, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, the undersigned, in his capacity as a shareholder of Seller, covenants and unconditionally and irrevocably agrees with you that at the special shareholders' meeting being called by the Board of Directors of Seller to approve the Transaction, the undersigned will vote, and/or cause to be voted, any and all shares owned by the undersigned or any of the undersigned's controlled affiliates in favor of the Transaction.

                                          Very truly yours,

                                          --------------------------------------
                                                    [Name of Director]

                                          AGREED TO AND ACCEPTED
                                          AS OF THE ABOVE DATE.

                                          --------------------------------------
                                                  J. Christopher Flowers

                                                                     EXHIBIT 7.2

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                                                           December       , 1998

J. Christopher Flowers
4 East 70th Street
New York, New York 10021

Dear Sir:

     This will confirm that in order to induce J. Christopher Flowers, an individual resident of the State of New York ("Flowers"), to consummate the transactions contemplated under that certain Investment Agreement, dated as of October 20, 1998, by and between The Enstar Group, Inc., a Georgia corporation ("Enstar"), and Flowers (the "Investment Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Enstar covenants and agrees with Flowers as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Registration Expenses" means the expenses so described in Section 8(a) of this Agreement.

          "Registration Shares" means the shares of Common Stock issued to Flowers as contemplated in the Investment Agreement (as adjusted in accordance with Section 10 of this Agreement) for so long as the certificates representing such shares bear the legend set forth in Section 2(a) of this Agreement or any other shares of Common Stock owned or acquired by Flowers, except for any such shares acquired in violation of the covenants and agreements contained in Section 5.2 of the Investment Agreement.

          "Selling Expenses" means the expenses so described in Section 8(a) of this Agreement.

     In addition to the foregoing defined terms, any capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Investment Agreement.

     2.  Legend.

          (a) Each certificate representing the Registration Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

             THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR
        (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS ENSTAR HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

          Each certificate issued upon exchange or transfer of any such Registration Shares will bear the legend set forth in this Section 2(a), except that such certificate will not bear such legend (and Enstar will cause such legend to be removed) if (i) such transfer is made pursuant to an effective registration statement under the Securities Act, or (ii) Enstar is provided with an opinion of counsel reasonably satisfactory to Enstar to the effect that such transfer of the Registration Shares may be effected without registration under the Securities Act or applicable state securities laws and other jurisdictions and that the transferee (other than an affiliate of Enstar) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

          (b) In addition, each certificate issued upon exchange or transfer of such Registration Shares will bear the legend set forth in this Section 2(b) for so long the transfer restrictions in Section 4.6 of the Investment Agreement shall be in effect with respect to such shares:

             IN ADDITION, THE TRANSFER OF THE SHARES IS RESTRICTED UNDER SECTION
        4.6 OF AN INVESTMENT AGREEMENT, DATED AS OF OCTOBER 20, 1998, BETWEEN ENSTAR AND BUYER. A COPY OF THIS AGREEMENT IS ON FILE AT ENSTAR'S PRINCIPAL OFFICE.

     3.  Demand Registration.

          (a) At any time during the period beginning on the expiration of the transfer restrictions set forth in Section 4.6 of the Investment Agreement, Flowers may request on not more than three (3) occasions that Enstar register the Registration Shares under the Securities Act for public sale (the "Demand Rights"). Any such Demand Rights request must be in writing signed by Flowers and must designate the specific number of Registration Shares proposed to be sold by Flowers in such public offering and the proposed plan of distribution for the Registration Shares.

          (b) Notwithstanding anything to the contrary set forth in this Section 3, Enstar shall have no obligation hereunder to: (i) register Registration Shares if such registration involves 500,000 or fewer Registration Shares or (ii) maintain the effectiveness of any registration statement filed pursuant to this Section 3 for a period of time exceeding the Distribution Period (as defined in Section 5(g) below).

          (c) Enstar shall be entitled in its sole discretion to delay the filing of the registration statement covering such Registration Shares for a period of up to 90 days from the date of receipt of the request for Demand Rights if its Board of Directors determines in good faith that such a delay is in the best interests of Enstar and its shareholders; provided that Enstar shall not have the right to exercise such discretion to delay such filing more than once in any 365-day period.

          (d) Notwithstanding anything to the contrary set forth in this Section 3, if Flowers exercises a Demand Right and subsequently informs Enstar in writing that (i) he desires to withdraw such registration or (ii) he is unable to sell in excess of 50% of the Registration Shares covered by such registration statement due to a deterioration in market conditions or other bona fide reason, and Flowers reimburses Enstar for all Registration Expenses incurred by Enstar in connection with such terminated registration, then Flowers shall be deemed not to have exercised the Demand Right under this Agreement and shall be permitted to exercise such right again in accordance with the terms of Section 3(a) of this Agreement.

          (e) If a registration effected pursuant to this Section 3 involves a firm commitment underwritten public offering, Flowers shall have the sole right to select the managing underwriters, subject to the approval of Enstar (such approval not be unreasonably withheld or delayed).

     4. Incidental Registration. If at any time following the Closing Date Enstar proposes to register any Common Stock under the Securities Act (other than on Forms S-4, S-8 or any other form which does not permit registration of securities by Flowers for sale to the public for cash) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Common Stock, it will give written notice to Flowers of its intention to do so. Upon the written request of Flowers, given within five business days after receipt of any such notice, to register any of the Registration Shares, Enstar will use its reasonable best efforts to cause the Registration Shares as to which registration has been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by Enstar, all to the extent required to permit the sale or other disposition by Flowers (in accordance with its written request) of such Registration Shares so registered. If a registration effected pursuant to this Section 4 involves a firm commitment underwritten public offering, Enstar shall have the sole right to select the managing underwriters. The managing underwriters for such offering shall have the authority to reduce the number of Registration Shares to be included in such registration if and to the extent they are of the opinion (a copy of which shall be delivered to Flowers), that inclusion of such Registration Shares would materially adversely affect the marketing of the Common Stock to be sold under such offering. Any such reduction or cutback in the shares included in any such offering shall be effected in accordance with the following priorities:

          (a) First, the managing underwriters shall exclude shares ("Piggyback Shares") of Common Stock included in such registration by shareholders (including Flowers) by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to such shareholders, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering by all such shareholders proposing to sell Piggyback Shares; and

          (b) Second, and only to the extent necessary and after the exclusion of all Piggyback Shares, the managing underwriters shall exclude shares of Common Stock included in such registration by Enstar and any shareholder of Enstar who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of Enstar and on behalf of any such holder of demand registration rights.

     Notwithstanding anything to the contrary contained in this Section 4, if there is a firm commitment underwritten public offering of Common Stock pursuant to which Flowers has incidental registration rights under this Section 4 and Flowers elects to sell Registration Shares in connection with such underwritten public offering, Flowers shall enter into an agreement (the "Lockup Agreement"), pursuant to which Flowers shall refrain from selling any Registration Shares (other than Registration Shares included in such Registration) then owned by Flowers during the period of distribution of Common Stock by such underwriters and for a period of ninety days following the effective date of such registration; provided, however, that Flowers shall be required to enter into the Lockup Agreement if, and only if, directors and executive officers of Enstar enter into an agreement similar to the Lockup Agreement.

     5. Registration Procedures. If and whenever Enstar is required by the provisions of Section 3 or 4 of this Agreement to effect the registration of any of the Registration Shares under the Securities Act, Enstar shall, as expeditiously as practical:

          (a) prepare and file with the SEC a registration statement on the applicable form with respect to such Registration Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the Distribution Period, but no longer, and to promptly notify Flowers of when such registration statement and any amendment to such registration statement becomes effective, and to provide Flowers with reasonable access to any written comments received from the SEC in connection with such registration and any written responses to such registration statement and any stop order received from the SEC in connection with such registration statement;

          (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the Distribution Period, but no longer, and to comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by such registration statement;

          (c) furnish to Flowers such number of copies of the registration statement and the prospectus included in such registration statement (including each preliminary prospectus) as he may reasonably request in order to facilitate the public sale or other disposition of the Registration Shares covered by such registration statement;

          (d) use its reasonable best efforts to register or qualify the Registration Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as Flowers or, in the case of an underwritten public offering, the managing underwriters, shall reasonably request; provided, however, that Enstar shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (e) immediately notify Flowers (if selling Registration Shares under such registration statement) and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing and prepare a supplement to or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing;

          (f) use its reasonable best efforts to furnish, at the request of Flowers, on the date that Registration Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Enstar in connection with such registration, addressed to the underwriters or broker(s) and to Flowers, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC under the Securities Act (except that such counsel need express no opinion as to the financial statements and the other financial and statistical data contained or incorporated by reference in such registration statement or prospectus) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or broker(s), and (ii) a letter dated such date from the independent public accountants retained by Enstar, addressed to the underwriters or broker(s) and to Flowers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Enstar included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request, or if not an underwritten public offering, such matters as are customarily covered in such a letter; and

          (g) make available for inspection by Flowers, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Flowers or an underwriter, all financial and other records, pertinent corporate documents and properties of Enstar, and cause Enstar's officers, directors and employees to supply all information reasonably requested by Flowers, an underwriter, attorney, accountant or agent in connection with such registration statement.

     The period of distribution (the "Distribution Period") of Registration Shares in a firm commitment underwritten public offering shall be deemed to extend until, but not beyond, such time as each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registration Shares in any other registration shall extend until, but not beyond, the earlier of the sale of all Registration Shares covered by such registration or forty-five (45) days following the effective date of the registration statement utilized in connection with such registration under the Securities Act. Enstar shall have the right to deregister with the SEC any Registration Shares which remain unsold at the conclusion of any Distribution Period.

     6. Flowers' Cooperation. In connection with each registration pursuant to Sections 3 and 4 of this Agreement, Flowers shall furnish in writing to Enstar and any underwriter participating in such offering such information with respect to itself and the proposed distribution by it as is reasonably necessary in order to assure compliance with federal and applicable state securities laws.

     7. Underwriting Agreement. In connection with each registration pursuant to Section 3 or 4 of this Agreement covering an underwritten public offering, Enstar and Flowers agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Enstar's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to Enstar or Flowers which is inconsistent with the provisions of this Agreement.

     8.  Expenses.

          (a) All expenses incurred by Enstar in connection with the registration contemplated by Sections 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Enstar, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, reasonable fees and expenses of Flowers' counsel and expenses applicable to the sale of Registration Shares, but excluding any Selling Expenses, are called "Registration Expenses" in this Agreement. All underwriting discounts, selling commissions and brokerage fees applicable to the sale of the Registration Securities, are in this Agreement called "Selling Expenses."

          (b) Enstar will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 3 or 4 of this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to Section 3 or 4 of this Agreement shall be borne by Flowers in proportion to the number of Registration Shares sold or proposed to be sold by Flowers in such registration in relation to the total number of shares sold or proposed to be sold by all parties under such registration statement.

     9.  Indemnification.

          (a) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Enstar will indemnify and hold harmless Flowers, each underwriter of Registration Shares under such registration, if any, each broker, dealer or any other similar person acting on behalf of Flowers and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of this Agreement) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registration Shares were registered under the Securities Act pursuant to Section 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of this Agreement, or arise out of or are based upon the omission or alleged omission to state in such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, and will reimburse Flowers, each such underwriter, broker, dealer or other person acting on behalf of Flowers and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Enstar will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Flowers, such underwriter, broker, dealer or other person acting on behalf of Flowers or such controlling person in writing specifically for use in such registration statement or prospectus.

          (b) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Flowers will indemnify and hold harmless Enstar and each person, if any, who controls Enstar within the meaning of the Securities Act, each officer of Enstar who signs the registration statement, each director of Enstar, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Enstar or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to Flowers, furnished in writing to Enstar by Flowers specifically for use in such registration statement or prospectus; provided, however, that the liability of Flowers under this Agreement shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by Flowers under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the net proceeds received by Flowers from the sale of Registration Shares covered by such registration statement.

          (c) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of such claim, but the omission so to notify the indemnifying party as provided in this Agreement shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of such action with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party shall not be liable to such indemnified party under this
     Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to in such paragraphs, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of Enstar, on the one hand, and Flowers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such paragraphs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Enstar, on the one hand, or Flowers, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Enstar and Flowers agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if Flowers were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, Flowers shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registration Shares sold by Flowers was offered to the public exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) is entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

          (f) The indemnification of underwriters provided for in this Section 9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. To the extent Enstar agrees to provide such underwriters with indemnification rights which differ in substance from the rights offered Flowers in this Section 9, then the indemnification of Flowers in such underwriting shall at Flowers' request be modified to conform to such terms and conditions.

     10. Changes in Common Stock. To the extent that there are any changes in Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted to Flowers under this Agreement shall continue with respect to the Registration Shares as so changed.

     11. Rule 144 Matters. For so long as Flowers holds Registration Shares and this Agreement has not terminated pursuant to Section 12 of this Agreement and Enstar remains a public company under applicable securities laws, Enstar agrees to exercise reasonable good faith efforts to:

          (a) Make and keep public information generally available, as those terms are defined in Rule 144 under the Securities Act, at all times subsequent to the Closing Date;

          (b) File with the SEC in a timely manner reports and other documents required of Enstar under the Securities Act and the Exchange Act to be so filed; and

          (c) Furnish to Flowers, so long as Flowers owns any Registration Shares, promptly upon a written request for the same:

             (i) A written statement by Enstar that it has complied with the reporting requirements of Rule 144 under the Securities Act; and

             (ii) Such other information as may be reasonably requested by Flowers to enable Flowers to avail himself of any rule or regulation of the SEC which permits the sale of securities without registration under the Securities Act.

     12. Effectiveness. Notwithstanding anything to the contrary set forth in this Agreement, Enstar shall not be required to effect any registration of the Registration Shares hereunder during such time as all the Registration Shares acquired by Flowers on the Closing Date pursuant to the Investment Agreement may be sold to the public pursuant to Rule 144(k) (or any similar successor provision) under the Securities Act; provided, however, that the foregoing shall not affect the parties obligations under Sections 8 and 9 of this Agreement, which Sections shall continue to be effective.

     13.  Representations and Warranties of Enstar and Flowers.

          (a) Enstar represents and warrants to Flowers as follows:

             (i) Enstar has the corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Enstar of its covenants and agreements hereunder have been duly and validly authorized by the Board of Directors; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Enstar or
        (B) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Enstar is a party or by which Enstar or any of its assets may be bound.

             (ii) This Agreement has been duly executed and delivered by Enstar and constitutes a valid and binding agreement of Enstar, enforceable against Enstar in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) Flowers represents and warrants to Enstar as follows:

             (i) Flowers is an individual resident of the State of New York and Flowers has the capacity to execute and deliver this Agreement and perform his obligations hereunder, and no other actions on the part of Flowers are necessary to permit the execution, delivery and performance of this Agreement by Flowers or the consummation of the transactions so contemplated by Flowers; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Flowers is a party or by which Flowers or any of his assets may be bound.

             (ii) This Agreement has been duly executed and delivered by Flowers and constitutes a valid and binding agreement of Flowers, enforceable against Flowers in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     14.  Miscellaneous.

          (a) From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

     (b) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                                          If to Flowers, to:

                                          J. Christopher Flowers
                                          4 East 70th Street
                                          New York, New York 10021
                                          Facsimile: (212) 517-3933

                                          with a copy to:

                                          Willkie Farr & Gallagher
                                          787 Seventh Avenue
                                          New York, NY 10019-6099
                                          Facsimile: (212) 728-8111
                                          Attention: Thomas M. Cerabino, Esq.

                                          If to Enstar, to:

                                          The Enstar Group, Inc.
                                          172 Commerce Street, 3rd Floor
                                          Montgomery, AL 36104
                                          Facsimile: (334) 834-2530
                                          Attention: Mr. Nimrod T. Frazer

                                          with a copy to:

                                          King & Spalding
                                          191 Peachtree Street
                                          Atlanta, Georgia 30303-1763
                                          Fax No. (404) 572-5145
                                          Attention: William R. Spalding, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

     (c) Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

     (d) This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

          (e) This Agreement is solely for the benefit of Enstar, and its successors and permitted assigns, with respect to the obligations of Flowers under this Agreement, and for the benefit of Flowers, and his successors and permitted assigns, with respect to the obligations of Enstar, under this Agreement. Except as set forth in the next sentence, this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Flowers shall also be for the benefit of and be enforceable by any subsequent holder of any Registration Shares, subject to all the provisions herein.

          (f) Each of Enstar and Flowers agrees as follows:

             (i) Enstar and Flowers shall attempt in good faith to resolve promptly any dispute, controversy or claim under or in connection with this Agreement by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

             (ii) If the matter has not been resolved pursuant to negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f)(v)) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Enstar, one arbitrator shall be selected by Flowers and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (A) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (B) who are attorneys or retired judges and (C) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon Enstar and Flowers to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable.

             (iii) Any arbitration proceedings shall be conducted in Atlanta, Georgia or at such other location as Enstar and Flowers may agree.

             (iv) Any arbitration award under this Section 14(f) shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Enstar or Flowers.

             (v) Any party to an arbitration proceeding under this Section 14(f) shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

             (vi) Notwithstanding anything else in this Section 14(f) to the contrary, Enstar and Flowers shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14(f).

          (g) This Agreement and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

          (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

          (i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

          (j) This Agreement may be amended, modified or supplemented at any time by written agreement of Enstar and Flowers. Any failure of Enstar or Flowers to comply with any term or provision of this Agreement may be waived, with respect to Flowers, by Enstar and, with respect to Enstar, by Flowers, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

     Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be binding between Enstar and Flowers.

                                          Very truly yours,

                                          THE ENSTAR GROUP, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          AGREED TO AND ACCEPTED
                                          AS OF THE DATE FIRST
                                          ABOVE WRITTEN.

                                          J. CHRISTOPHER FLOWERS

                                          --------------------------------------

                                                                         ANNEX B

                         [Letterhead of Stephens Inc.]

October 20, 1998

Board of Directors of
The Enstar Group, Inc.
172 Commerce Street, 3rd Floor
Montgomery, AL 36104

Gentlemen:

     We have acted as your financial advisor in connection with the proposed sale of 1,158,860 of newly issued shares of common stock of The Enstar Group, Inc. ("Company") to J. Christopher Flowers ("Mr. Flowers") in return for a recourse promissory note (the "Transaction"). The terms and conditions of the Transaction are more fully set forth in the Investment Agreement and related documents, between the Company and Mr. Flowers (collectively, the "Purchase Agreement").

     You have requested our opinion as to the fairness to the disinterested shareholders of the Company from a financial point of view of the consideration to be received by the Company in the Transaction. For purposes of this opinion, the term "disinterested shareholders" means holders of the Company's one class of publicly traded common stock (the "Common Stock") other than (1) directors, officers and employees of the Company, and (2) Mr. Flowers and his affiliates.

     In connection with rendering our opinion we have:

          (i) analyzed certain publicly available financial statements and reports regarding the Company;

          (ii) analyzed certain internal financial statements and other financial and operating data concerning the Company provided to us by management of the Company;

          (iii) analyzed, on a pro forma basis, data relating to the effect of the Transaction on the Company's balance sheet, capitalization ratios, earnings and book value both in the aggregate and, where applicable, on a per share basis, which data was provided to us by management of the Company or its independent accountants;

          (iv) reviewed the reported prices and trading activity for the Common Stock;

          (v) reviewed the Investment Agreement and related documents;

          (vi) discussed with management of the Company the operations of and future business prospects for the Company and discussed with management of the Company and its outside counsel and accountants the anticipated financial, accounting and tax consequences of the Transaction to the Company, including the effect of the Transaction upon the Company's net operating loss carry forward ("NOL"); and

          (vii) performed such other analyses and provided such other services as we have deemed appropriate.

     We have relied on the accuracy and completeness of the information and financial data provided to us by the Company, and our opinion is based upon such information. We did not participate in the negotiation of the terms of the Transaction. We have inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for our opinion, recognizing that we are rendering only an informed opinion and not an appraisal or certification of value. We have not, however, independently verified the impact of the Transaction upon the Company's NOL. In arriving at our opinion, we did not review any financial information of Mr. Flowers and do not opine on creditworthiness.

     As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company. Stephens is receiving a fee, and reimbursement of its expenses, in connection with the issuance of this fairness opinion.

     Based on the foregoing and our general experience as investment bankers, and subject to the qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the Company in the Transaction is fair to its disinterested shareholders from a financial point of view.

     This opinion and a summary discussion of our underlying analyses and role as your financial advisor may be included in communications to the Company's shareholders provided that we approve of such disclosures prior to publication.

                                          Very truly yours,

                                          /s/ STEPHENS INC.

                                                                        APPENDIX

                             THE ENSTAR GROUP, INC.

                      PROXY SOLICITED BY THE BOARD FOR THE
              SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 17, 1998

     The undersigned hereby appoints Nimrod T. Frazer and Cheryl D. Davis and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Enstar Group, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on Thursday, December 17, beginning at 9:00 a.m., local time, in the Blue Gray Room at the Montgomery Civic Center, located at 300 Bibb Street, Montgomery, Alabama 36104, or at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Special Meeting or any adjournment thereof. Said proxies are directed to vote on the matter described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

    (1) To approve the Transaction as described in the Proxy Statement.


       [ ] FOR                  [ ] AGAINST                [ ] ABSTAIN

    (2) In their discretion, such other business as may properly come before the Special Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS INDICATED, BUT IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.

                                                Date:                     , 1998
                                                     ---------------------

                                                --------------------------------

                                                --------------------------------

                                                Please sign exactly as your name
                                                or names appear hereon. For more
                                                than one owner as shown above,
                                                each should sign. When signing
                                                in a fiduciary or representative
                                                capacity, please give full
                                                title. If this proxy is
                                                submitted by a corporation, it
                                                should be executed in the full
                                                corporate name by a duly
                                                authorized officer, if a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.

                                           [ ]  Please check this box if the
                                                shares represented by this proxy
                                                are beneficially owned by J.
                                                Christopher Flowers or a member
                                                of his family, or if Mr. Flowers
                                                or a member of his family
                                                controls the voting of such
                                                shares.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING . IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.